                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.2

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

   UNAUDITED FINANCIAL STATEMENTS

   Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002                                     F-2

   Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2003 and 2002           F-3

   Consolidated Statements of Stockholders' Equity for the Six Months Ended June 30, 2003 and 2002           F-4

   Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2003 and 2002                     F-5

   Notes to Consolidated Financial Statements                                                                F-6

   AUDITED FINANCIAL STATEMENTS

   Independent Auditors' Report                                                                             F-25

   Consolidated Balance Sheets as of December 31, 2002 and 2001                                             F-26

   Consolidated Statements of Operations for the Years Ended December 31, 2002, 2001 and 2000               F-27

   Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2002, 2001 and 2000     F-28

   Consolidated Statements of Cash Flows for the Years Ended December 31, 2002, 2001 and 2000               F-29

   Notes to Consolidated Financial Statements                                                               F-30

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                       JUNE 30,         DECEMBER 31,
                                           ASSETS                                        2003              2002
                                                                                         ----              ----
Current assets:
     Cash and cash equivalents                                                      $     64,560         $  18,565
     Restricted cash                                                                         110             3,440
     Accounts receivable-trade, net of allowance of $5,407 and $6,075                     46,032            48,820
     Materials and supplies                                                               11,603            11,203
     Prepayments and other current assets                                                  5,753             6,172
     Assets held for sale                                                                      -               261
                                                                                    ------------         ---------
        Total current assets                                                             128,058            88,461

Investment                                                                                 1,097                 -

Property, plant and equipment                                                          1,100,073         1,090,365
Less:  accumulated depreciation                                                          662,128          625,276
                                                                                    ------------         ---------
     Property, plant and equipment, net                                                  437,945           465,089

Goodwill                                                                                  38,403            77,225
Intangible assets                                                                         22,804            23,269
Debt issuance costs, net of amortization of $21,705 and $16,365                           16,189            21,529
Deferred charges and other assets                                                         25,850           26,047
                                                                                    ------------         ---------
Total assets                                                                        $    670,346         $ 701,620
                                                                                    ============         =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term obligations                                       $      4,625         $   5,649
     Accounts payable-affiliates                                                           3,524             1,319
     Accounts payable, accrued and other current liabilities                              41,773            49,796
     Advance billings and customer deposits                                                9,146             9,804
                                                                                    ------------         ---------
        Total current liabilities                                                         59,068            66,568

Long-term obligations, net of current portion                                            492,539           602,114
Other deferred credits and long-term liabilities                                          30,961            32,930
Commitments and contingencies                                                                  -                 -

Stockholders' equity:
     Preferred stock, no par, 5,000 authorized, no shares issued and outstanding               -                 -
     Common stock, $.01 par value; 145,000 shares authorized, 33,568 and
        33,481 shares issued and 29,956 and 30,745 outstanding, respectively                 336               334
     Treasury stock, 3,612 and 2,737 shares, respectively, at cost                       (14,224)          (12,082)
     Paid in capital in excess of par value                                              277,945           277,810
     Accumulated deficit                                                                (161,033)         (247,168)
     Accumulated other comprehensive loss                                                (15,246)          (18,886)
                                                                                    ------------         ---------
        Total stockholders' equity                                                        87,778                 8
                                                                                    ------------         ---------
Total liabilities and stockholders' equity                                          $    670,346         $ 701,620
                                                                                    ============         =========




                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                                  JUNE 30,                  JUNE 30,
                                                                                  --------                  --------
                                                                              2003         2002         2003         2002
                                                                              ----         ----         ----         ----
Operating revenue:
     Local telephone                                                        $ 55,210     $ 63,991    $ 109,211    $ 119,313
     Wireless                                                                 11,947       11,162       22,277       20,517
     Directory                                                                 3,353        8,381       11,631       17,022
     Internet                                                                  9,037        4,551       16,193        8,393
     Interexchange                                                             5,239        4,820       10,005        9,670
                                                                            --------     --------    ---------    ---------
        Total operating revenue                                               84,786       92,905      169,317      174,915

Operating expense:
     Local telephone (exclusive of depreciation and amortization)             27,487       32,571       55,334       61,569
     Wireless (exclusive of depreciation and amortization)                     7,019        7,069       13,583       13,111
     Directory (exclusive of depreciation and amortization)                    1,800        3,532        5,249        6,958
     Internet (exclusive of depreciation and amortization)                    13,050        7,317       23,186       12,445
     Interexchange (exclusive of depreciation and amortization)                7,124        6,997       13,713       13,612
     Depreciation and amortization                                            22,091       19,973       44,691       39,232
                                                                            --------     --------    ---------    ---------
        Total operating expense                                               78,571       77,459      155,756      146,927
Gain (loss) on disposal of assets                                             97,285         (273)      96,539         (273)
                                                                            --------     --------    ---------    ---------
Operating income                                                             103,500       15,173      110,100       27,715
Other income (expense):
     Interest expense                                                        (15,563)     (11,620)     (28,892)     (25,006)
     Interest income and other                                                 4,787          548        4,979        1,048
                                                                            --------     --------    ---------    ---------
        Total other expense                                                  (10,776)     (11,072)     (23,913)     (23,958)
                                                                            --------     --------    ---------    ---------
Income before income taxes, discontinued operations and cumulative
     effect of change in accounting principle                                 92,724        4,101       86,187        3,757
Income taxes                                                                       -            -            -            -
                                                                            --------     --------    ---------    ---------
Income from continuing operations                                             92,724        4,101       86,187        3,757
Loss from discontinued operations                                                  -         (515)         (52)      (7,387)
                                                                            --------     --------    ---------    ---------
Income (loss) before cumulative effect of change
 in accounting principle                                                      92,724        3,586       86,135       (3,630)
Cumulative effect of change in accounting principle                                -            -            -     (105,350)
                                                                            --------     --------    ---------    ---------
Net income (loss)                                                           $ 92,724     $  3,586    $  86,135    $(108,980)
                                                                            ========     ========    =========    =========
Net income (loss) per share - basic and diluted:
     Income from continuing operations                                      $   3.08     $   0.13    $    2.84    $    0.12
     Loss from discontinued operations                                             -        (0.02)           -        (0.23)
     Cumulative effect of change in accounting principle                           -            -            -        (3.32)
                                                                            --------     --------    ---------    ---------
     Net income (loss)                                                      $   3.08     $   0.11    $    2.84    $   (3.43)
                                                                            ========     ========    =========    =========
Weighted average shares outstanding:
     Basic                                                                    30,095       31,767       30,373       31,755
                                                                            ========     ========    =========    =========
     Diluted                                                                  30,095       31,808       30,373       31,775
                                                                            ========     ========    =========    =========

                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                 (UNAUDITED, IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                      PAID IN                        ACCUMULATED
                                                                     CAPITAL IN                         OTHER
                                              COMMON     TREASURY    EXCESS OF     ACCUMULATED       COMPREHENSIVE     STOCKHOLDERS'
                                               STOCK      STOCK         PAR          DEFICIT             LOSS             EQUITY
                                               -----      -----         ---          -------             ----             ------
Balance, December 31, 2001                     $ 332    $ (9,735)    $ 276,840     $  (61,921)       $   (13,829)       $  191,687
Components of Comprehensive loss:
Net loss                                           -            -            -       (108,980)                 -          (108,980)
Interest rate swap marked to market                -            -            -              -               (577)             (577)
                                                                                                                        ----------
Total comprehensive loss                                                                                                  (109,557)
Issuance of 132,920 shares of
 common stock, $.01 par                            2           -           698              -                  -               700
                                               -----    --------     ---------     ----------        -----------        ----------
Balance, June 30, 2002                         $ 334    $ (9,735)    $ 277,538     $ (170,901)       $   (14,406)       $   82,830
                                               =====    ========     =========     ==========        ===========        ==========


Balance, December 31, 2002                     $ 334    $(12,082)    $ 277,810     $ (247,168)       $   (18,886)       $        8

Components of Comprehensive income:
Net income                                         -            -            -         86,135                  -            86,135
Interest rate swap marked to market                -            -            -              -              3,640             3,640
                                                                                                                        ----------
Total comprehensive income                                                                                                  89,775
Issuance of 87 shares of
 common stock, $.01 par                            2           -           135              -                  -               137
Purchase of 875 shares of treasury stock           -      (2,142)            -              -                  -            (2,142)
                                               -----    --------     ---------     ----------        -----------        ----------
Balance, June 30, 2003                         $ 336    $(14,224)    $ 277,945     $ (161,033)       $   (15,246)       $   87,778
                                               =====    ========     =========     ==========        ===========        ==========


                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                                                                   SIX MONTHS ENDED
                                                                                                       JUNE 30,
                                                                                                 2003            2002
                                                                                                 ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                             $   86,135    $  (108,980)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Loss on discontinued operations                                                                 52          7,387
      Cumulative effect of change in accounting principle                                              -        105,350
      Depreciation and amortization                                                               44,691         39,232
      Loss (gain) on disposal of assets                                                         (96,539)            273
      Amortization of debt issuance costs and original issue discount                              5,480          2,243
      Capitalized interest                                                                           (92)          (767)
      Other deferred credits                                                                       1,671         (1,891)
      Changes in components of working capital:
        Accounts receivable and other current assets                                               2,730         (7,221)
        Accounts payable and other current liabilities                                            (9,105)        (9,750)
        Other                                                                                       (122)            98
      Net cash used by discontinued operations                                                       (41)          (477)
                                                                                              ----------    -----------
Net cash provided by operating activities                                                         34,860         25,497

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction and capital expenditures, net of capitalized interest                               (15,211)       (31,975)
Net proceeds from sale of business                                                               138,091              -
Release of funds from escrow                                                                       3,539              -
Placement of funds in restricted account                                                            (200)             -
                                                                                              ----------    -----------
Net cash provided (used) by investing activities                                                 126,219        (31,975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt                                                                      (113,079)        (6,640)
Purchase of treasury stock                                                                        (2,142)             -
Issuance of common stock                                                                             137            700
                                                                                              ----------    -----------
Net cash used by financing activities                                                           (115,084)        (5,940)
Increase (decrease) in cash and cash equivalents                                                  45,995        (12,418)
Cash and cash equivalents at beginning of the period                                              18,565         41,012
                                                                                              ----------    -----------
Cash and cash equivalents at the end of the period                                            $   64,560    $    28,594
                                                                                              ==========    ===========
SUPPLEMENTAL CASH FLOW DATA:
Interest paid                                                                                 $   24,987    $    26,039
Income taxes paid                                                                                      -              -

SUPPLEMENTAL NONCASH TRANSACTIONS:
Property acquired under capital leases and mortgages                                          $    2,340    $     2,306
Interest rate swap marked to market                                                           $   (3,640)   $       577





                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1.    DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Alaska Communications Systems Group, Inc. and Subsidiaries (the "Company" or "ACS Group"), a Delaware corporation, is an integrated communications provider engaged principally in providing local telephone, wireless, Internet, and interexchange services to its customers in the state of Alaska through its telecommunications subsidiaries. The Company was formed in October of 1998 for the purpose of acquiring and operating telecommunications properties.

      The financial statements for the Company represent the consolidated financial position, results of operations and cash flows principally of the following entities:

      -     Alaska Communications Systems Group, Inc.

      -     Alaska Communications Systems Holdings, Inc. ("ACS Holdings")

      -     ACS of Alaska, Inc. ("ACSAK")

      -     ACS of the Northland, Inc. ("ACSN")

      -     ACS of Fairbanks, Inc. ("ACSF")

      -     ACS of Anchorage, Inc. ("ACSA")

      -     ACS Wireless, Inc. ("ACSW")

      -     ACS Long Distance, Inc. ("ACSLD")

      -     ACS Internet, Inc. ("ACSI")

      On May 8, 2003, the Company completed the sale of a majority interest in its directory business, as described in Note 4, Gain on Disposal of Assets.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission. However, the Company believes the disclosures which are made are adequate to make the information presented not misleading. The consolidated financial statements and footnotes included in this Form 10-Q should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Certain reclassifications have been made to the 2002 financial statements to make them conform to the current presentation.

      In the opinion of management, the financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows for all periods presented. The results of operations for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results of operations which might be expected for the entire year or any other interim periods.

      Revenue Recognition

      Access revenue is recognized when earned. The Company participates in toll revenue pools with other telephone companies. Such pools are funded by toll revenue and/or access charges regulated by the Regulatory Commission of Alaska ("RCA") within the intrastate jurisdiction and the Federal Communications Commission ("FCC") within the interstate jurisdiction. Much of the interstate access revenue is initially recorded based on estimates. These estimates are derived from interim financial statements, available separations studies and the most recent information available about achieved rates of return. These estimates are subject to adjustment in future accounting periods as additional operational information becomes available. To the extent that disputes arise over revenue settlements, the Company's policy is to defer revenue collected until settlement methodologies are resolved and finalized. During the second quarter of 2002, the Company recognized as revenue $11,066 of previously deferred interstate access revenue and reversed $1,673 of interest expense previously accrued thereon as a result of a favorable ruling by the District of Columbia Court of Appeals related to a dispute on interstate access rates for the Anchorage market. At June 30, 2003 and 2002, the Company had liabilities of $15,423 and $20,656, respectively, related to its estimate of refundable access revenue.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1. DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Regulatory Accounting and Regulation

      The local telephone exchange operations of the Company account for costs in accordance with the accounting principles for regulated enterprises prescribed by Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for the Effects of Certain Types of Regulation. This accounting recognizes the economic effects of rate regulation by recording cost and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, under SFAS No. 71, plant and equipment is depreciated over lives approved by regulators and certain costs and obligations are deferred based upon approvals received from regulators to permit recovery of such amounts in future years. Historically, lives approved for regulatory purposes have approximated economically useful lives. On July 22, 2002, the Company received an order from the RCA which extended lives approved for ratemaking purposes beyond the economically useful lives of the underlying assets. Management petitioned for reconsideration on the ACSA order and the RCA has accepted additional testimony and held a hearing in May of 2003. A final order on the matter is not expected until the second half of 2003. The Company implemented, effective January 1, 2003, higher depreciation rates for its regulated telephone plant for the interstate jurisdiction. As a result, the Company has recorded a regulatory asset under SFAS No. 71 of $5,466 as of June 30, 2003 related to depreciation of the regulated telephone plant allocable to its intrastate and local jurisdictions. The Company has also deferred as a regulatory asset $894 of costs incurred in connection with regulatory rate making proceedings, which is being amortized over three years starting in 2003. The balance of this regulatory asset was $745 at June 30, 2003. If the Company were not following SFAS No. 71, it would have recorded additional depreciation expense of $5,466 for the intrastate and local jurisdictions and the deferred costs incurred in connection with regulatory rate making proceedings would have been charged to expense as incurred. Non-regulated revenues and costs incurred by the local telephone exchange operations and non-regulated operations of the Company are not accounted for under SFAS No. 71 principles.

Stock Incentive Plans

      The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its stock incentive plans. Accordingly, no compensation cost has been recognized for options with exercise prices equal to or greater than fair value on the date of grant. No compensation costs were charged to operations for the six months ended June 30, 2003 or 2002. If compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income (loss) and net income (loss) per share on a pro forma basis for the six months ended June 30, 2003 and 2002 would have been as follows:

                                                                   For the six months ended June 30,
                                                                        2003                2002
                                                                        ----                ----
Net income (loss):
     As reported                                                    $    86,135      $   (108,980)
     Pro forma
                                                                         86,214          (109,862)

Net income (loss) per share - basic and diluted:
     As reported                                                    $      2.84      $      (3.43)
     Pro forma                                                             2.84             (3.46)
Weighted average shares outstanding                                      30,373            31,755

      The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for grants:

                                                                           2003              2002
                                                                           ----              ----
Risk free rate                                                             2.56%             4.13%
Dividend yield                                                              0.0%              0.0%
Expected volatility factor                                                 65.7%             54.0%
Expected option life (years)                                                6.1               6.1

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

2.    NEW ACCOUNTING STANDARDS

      On August 15, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. Under the new accounting method, asset retirement obligations are recognized in the period in which they are incurred if a reasonable estimate of fair value can be made. When the liability is initially recorded, the cost is capitalized and increases the carrying value of the related long-lived asset. The liability is then accreted to its present value each period and the capitalized cost is depreciated over the estimated useful life of the related asset. At the settlement date, the obligation is settled for its recorded amount or a gain or loss is recognized upon settlement.

      In accordance with federal and state regulations, depreciation expense for the Company's local exchange carriers regulated operations have historically included an additional provision for cost of removal. Under SFAS No. 143, the additional cost of removal provision would no longer be included in depreciation expense, because it does not meet the recognition and measurement principles of an asset retirement obligation. On December 20, 2002, the FCC notified local exchange carriers that they should not adopt the provisions of SFAS No. 143 unless specifically required by the FCC in the future. As a result of the FCC ruling, the Company will continue to record a regulatory liability for cost of removal for its local exchange carriers subsidiaries that follow SFAS No. 71 accounting.

      The Company applied the provisions of SFAS No. 143 to its nonregulated subsidiaries effective January 1, 2003. The Company has cell site leases which typically have terms of 10 years that contain contractual obligations to restore the site to its original condition. Since the Company plans to renew these leases indefinitely, it is unable to determine when it might have to perform the restoration of the cell sites to their original condition. The Company is therefore unable to estimate the fair value of these asset retirement obligations and has not recorded a liability under SFAS No. 143.

      In June 2002, FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that companies recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company's adoption of this statement did not have a material impact on its financial position, results of operations, or cash flows.

      On December 31, 2002, FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have plans to change to the fair value method of accounting for our stock based compensation. The disclosure requirements are now effective.

      On April 30, 2003, FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The Company does not believe the adoption of this statement will have a material impact on its financial position, results of operations, or cash flows.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

2.    NEW ACCOUNTING STANDARDS (CONTINUED)

      On May 15, 2003, FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The new Statement requires that certain financial instruments that, under previous guidance, issuers could account for as equity, be classified as liabilities in statements of financial position. Most of the guidance in SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 has no effect on the Company's financial position, results of operations or cash flows.

      In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition and measurement provisions are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 had no effect on the Company's financial position, results of operations or cash flows.

      In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46 addresses when a company should include in its financial statements the assets, liabilities and activities of a variable interest entity. FIN 46 defines variable interest entities as those entities with a business purpose that either do not have any equity investors with voting rights, or have equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN 46 consolidation requirements are effective for all variable interest entities created after January 31, 2003, and to pre-existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain disclosure requirements are effective for financial statements issued after January 31, 2003. The adoption of FIN 46 has no effect on the Company's financial position, results of operations or cash flows.

3.    LONG-TERM OBLIGATIONS

      During the first quarter of 2003, the Company's lenders approved an amendment and waiver to its Senior Credit Facility that, among other things, permitted the Company to sell its directory business and required that in the event the sale was completed, 75% of proceeds would be used to repay outstanding Senior Credit Facility term loans. This amendment and waiver became effective on May 8, 2003, and on May 13, 2003, the Company paid down $106,650 of the outstanding Senior Credit Facility term loans. Long-term obligations consists of the following at June 30, 2003 and December 31, 2002:

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

3.    LONG-TERM OBLIGATIONS (CONTINUED)

      The aggregate maturities of long-term obligations for each of the five years and thereafter subsequent to June 30, 2003 are as follows:

   2003 (July 1-December 31)                    $ 586
 2004 (January 1 - December 31)                 4,693
 2005 (January 1 - December 31)                 3,894
 2006 (January 1 - December 31)               106,471
 2007 (January 1 - December 31)               111,501
           Thereafter                         270,019
                                            ---------
                                            $ 497,164
                                            =========

4.    GAIN ON DISPOSAL OF ASSETS

      On April 28, 2003, the Company entered into an underwriting agreement with a syndicate of Canadian investment banks to complete the sale of a majority interest in the newly formed ACS Media, LLC (the "Directories Business"). The Company subsequently filed on April 29, 2003, a final prospectus with Canadian securities regulators to sell a majority interest in its Directories Business in a public offering in Canada to the ACS Media Income Fund (the "Fund"), which is a Canadian income fund. The offering was sponsored by the Company. The transaction closed on May 8, 2003, with the Company selling an 87.42% interest and retaining a 12.58% interest in the Directories Business. The Company is accounting for its 12.58% interest in the Directories Business under the equity method.

      The Fund sold 17,500 units on May 8, 2003 for net proceeds of $110,435, after deducting its underwriters' fees and transaction expenses of $10,246. The Fund's net proceeds were used to acquire from the Company an 87.42% interest in the Directories Business. The Company received net proceeds of $105,059 after deducting its fees and expenses associated with the Transaction of $5,376.

      The Company entered into an arrangement with the Metropolitan Life Insurance Company (MetLife) to provide a credit facility to its Directories Business on May 8, 2003 immediately prior to the sale of its Directories Business to the Fund. The Directories Business then drew $35,000 of term loans against the facility, using $1,468 to pay fees and expenses related to the debt issuance and $87 to prepay an annual agency fee to MetLife. Of the $33,445 in net cash proceeds, $413 was deposited into the Directories Business as cash working capital and $33,032 was distributed to the Company as a dividend. The credit facility is non-recourse to the Company.

      The Company's retained 12.58% minority interest was recorded at an initial book value of $1,077 representing the pro-rata retained ownership at historical book value. The Company's retained 12.58% interest in ACS Media LLC is subject to an exchange rights agreement that permits its conversion to units of the Fund after the expiration of a 90 day lockup period. Units of the Fund are traded on the Toronto Stock Exchange under the symbol AYP.UN. The Company can sell its exchanged units to a qualified investor or investors in a private placement transaction or offer them in a secondary public offering at its option after the expiration of a 180 day lockup agreement that expires on November 4, 2003 with the underwriters of the Fund's offering in Canada.

      The Company realized a gain on foreign exchange of $4,104 as a result of currency fluctuation from April 28, 2003, the date the underwriting and investment agreements were executed, to May 8, 2003, the date the offering closed and the transaction was consummated. The foreign exchange gain is included in Interest and other income in the Consolidated Statement of Operations. The Company recognized a gain on disposition of $97,578 on a pre-tax basis, exclusive of the $4,104 exchange gain. The income tax expense associated with the gain on disposition of $40,114 was offset by a reduction in the valuation allowance that had been established for the tax benefit of prior net operating losses.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

4. GAIN ON DISPOSAL OF ASSETS (CONTINUED)

         The following table indicates the Company's basis in assets sold to and liabilities assumed by the Fund and its retained interest in ACS Media LLC.

Net proceeds of the Transaction                       $ 105,059
                                                      =========
Basis in directories business sold:
Assets sold to the Fund:
Current assets                                        $   4,214
Property, plant and equipment, net                           90
Goodwill                                                 38,821
Debt issue costs                                          1,468
Current liabilities                                      (1,035)
Long-term debt                                          (35,000)
                                                      ---------
Basis of Directories Business                             8,558
Equity in minority interest retained                      1,077
                                                      ---------
Basis in net assets sold to the Fund                  $   7,481
                                                      =========
Gain on sale of Directories Business                  $  97,578
                                                      =========

         The Company has entered into several long-term contracts with the Directories Business, including a 50-year publishing agreement, a 50-year license agreement, a 45-year non-compete agreement, and a 10-year billing and collection agreement. The Company will also maintain minority representation through up to three Managers of the permitted nine Managers of ACS Media LLC so long as it owns an interest of 10% or more in the Directories Business. Currently, Charles E. Robinson, the Company's Chairman and CEO, and W. Dexter Paine, III, and Wray T. Thorn, both Directors of the Company and employees of Fox Paine & Company, the Company's majority shareholder, are Managers of ACS Media LLC.

5. DISCONTINUED OPERATIONS

         On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for all periods presented and the assets and liabilities of the disposal group have been written down to their fair value, net of expected selling expenses. The income tax benefit in all periods was offset by a valuation allowance. The Company completed its disposal of its wireless cable television segment as of March 31, 2003.

         The following discloses the results of the discontinued operations for the six months ended June 30, 2003 and 2002:

                                                        Six Months Ended June 30,
                                                          2003             2002
                                                          ----             ----
Operating revenue                                        $   110        $   425
Operating expense                                            162            720
                                                         -------        -------
Operating loss                                               (52)          (295)
Interest expense                                              --            (32)
                                                         -------        -------
Loss from operations of discontinued segment                 (52)          (327)
Write down of net assets to fair value                        --         (7,060)
                                                         -------        -------
Loss from discontinued operations                        $   (52)       $(7,387)
                                                         =======        =======

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

6. CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

         Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level upon adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and compare it to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss would be recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment is then measured in the second step. The second step of the goodwill impairment test compares the implied fair value goodwill of the reporting unit with the carrying amount of that goodwill. The implied fair value of a reporting unit's goodwill is the excess of the fair value of a reporting unit over the amounts assigned to assets and liabilities. If the carrying value of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

         The Company has determined that its business segments constitute reporting units, with the exception of the Internet segment, which includes two reporting units. Those reporting units are (1) Internet service and (2) IP based private network service. The Company completed the initial step of impairment testing which indicated that goodwill recorded in the local telephone, Internet, and interexchange segments was impaired as of January 1, 2002. Due to the potential impairment, the Company then completed the second step of the test to measure the amount of the impairment. The Company determined the fair value of each reporting unit for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and the Company's estimated cost of capital for purposes of arriving at a discount factor. Based on that analysis, a transitional impairment loss of $105,350 was recognized as the cumulative effect of a change in accounting principle in the consolidated statement of operations. The income tax benefit of $39,540 was offset by a valuation allowance.

7. STOCK INCENTIVE PLANS

         Under various plans, ACS Group, through the Compensation Committee of the Board of Directors, may grant stock options, stock appreciation rights and other awards to officers, employees and non-employee directors. At June 30, 2003, ACS Group has reserved a total of 6,060 shares of authorized common stock for issuance under the plans. The plans terminate in approximately 10 years from the date of adoption and allow forfeited options to be reissued. In general, options under the plans vest ratably over three, four or five years and will have an exercise price equal to the fair market value of the common stock on the date of grant. The term of options granted under the plan may not exceed 10 years.

Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan

         ACS Group has reserved 4,910 shares under this plan, which was adopted by the Company in November 1999. At June 30 2003, 5,712 options have been granted, 2,420 have been forfeited, 441 have been exercised, and 1,618 shares are available for grant under the plan.

Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

         The non-employee director stock compensation plan was adopted by ACS Group in November 1999. ACS Group has reserved 150 shares under this plan. At June 30, 2003, 110 shares have been awarded and 40 shares are available for grant under the plan. Prior to 2003, directors were required to receive not less than 25% of their annual retainer and meeting fees in the form of ACS Group's stock, and may have elected to receive up to 100% of director's compensation in the form of stock. Starting in 2003, directors no longer have the option of receiving stock and receive all of their annual retainer and meeting fees in cash.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

7. STOCK INCENTIVE PLANS (CONTINUED)

Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan

         This plan was also adopted by ACS Group in November 1999. ACS Group has reserved 1,000 shares under this plan. At June 30, 2003, 547 shares are available for issuance and sale. On June 30, 2003, 87 shares were issued under the plan. The plan will terminate on December 31, 2009. All ACS Group employees and all of the employees of designated subsidiaries generally will be eligible to participate in the purchase plan, other than employees whose customary employment is 20 hours or less per week or is for not more than five months in a calendar year, or who are ineligible to participate due to restrictions under the Internal Revenue Code.

8. BUSINESS SEGMENTS

         The Company has four reportable segments: local telephone, wireless, Internet and interexchange. Local telephone provides landline telecommunications services, and consists of local telephone service, network access and deregulated and other revenue; wireless provides wireless telecommunications service; Internet provides Internet service and advanced IP based private networks; and interexchange provides switched and dedicated long distance services. Each reportable segment is a strategic business under separate management and offering different services than those offered by the other segments. The Company evaluates the performance of its segments based on operating income (loss).

         Previously, the Company reported its Directories Business as a separate segment. As discussed in Note 4, the Company sold an 87.42% interest in its Directories Business during the second quarter of 2003 and is no longer directly engaged in day-to-day management of that business. Therefore, the Directories Business no longer constitutes a reportable segment. Accordingly, the historical operating results for the Directories Business are included in "All Other" in the accompanying tables.

         The Company also incurs interest expense, interest income, equity in earnings of investments, and other operating and non operating income and expense at the corporate level which are not allocated to the business segments, nor are they evaluated by the chief operating decision maker in analyzing the performance of the business segments. These non operating income and expense items are provided in the accompanying table under the caption "All Other" in order to assist the users of these financial statements in reconciling the operating results and total assets of the business segments to the consolidated financial statements. Common use assets are held at either the Company or ACS Holdings and are allocated to the business segments based on operating revenue. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

         The following table illustrates selected financial data for each segment as of and for the six months ended June 30, 2003:

                                    Local
                                   Telephone      Wireless      Internet    Interexchange     All Other     Eliminations      Total
                                   ---------      --------      --------    -------------     ---------     ------------      -----
Operating revenue                  $ 109,211     $  22,318     $  16,193      $  15,197      $  24,239      $ (17,841)     $ 169,317
Depreciation and amortization         28,738         2,929         4,832          1,117          7,075             --         44,691
Operating income (loss)               14,438         1,764       (14,845)          (197)       108,949             (9)       110,100
Interest expense                         279             2            67            148         28,396             --         28,892
Interest income                            1            --            --             --            596             --            597
Equity in earnings of minority
investments                               --            --            --             --            303             --            303
Income tax provision (benefit)         5,881           724            --             --         (6,605)            --             --
Income (loss) from
continuing operations                  8,279         1,038       (14,912)          (345)        92,136             (9)        86,187
Total assets                         473,666        75,737       (43,196)        (1,408)       165,547             --        670,346
Capital expenditures                   8,728           542         3,250             10          5,021             --         17,551

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

8. BUSINESS SEGMENTS (CONTINUED)

         Operating revenue disclosed above includes intersegment operating revenue of $12,692 for local telephone, $ 883 for wireless, $6,863 for interexchange and $13,101 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

         The following table illustrates selected financial data for each segment as of and for the six months ended June 30, 2002:

                                      Local
                                   Telephone  Wireless     Internet      Interexchange     All Other   Eliminations        Total
                                   ---------  --------     --------      -------------     ---------   ------------        -----
Operating revenue                  $ 119,313   $  20,536    $   8,393      $  14,638      $  26,918     $ (14,883)     $ 174,915
Depreciation and amortization         27,475       2,755        2,974          1,138          4,890            --         39,232
Operating income (loss)               22,945       1,926       (9,932)          (566)        13,379           (37)        27,715
Interest expense                         809          (2)         (55)          (151)       (25,607)           --        (25,006)
Interest income                            1           1           --             --          1,169            --          1,171
Income tax provision (benefit)         9,571         796           --             --        (10,367)           --             --
Income (loss) from
continuing operations                 14,184       1,133       (9,987)          (717)          (819)          (37)         3,757
Total assets                         612,778      99,884       (8,626)        19,467         53,038            --        776,541
Capital expenditures                  13,295       5,111       10,099             --          5,776            --         34,281

         Operating revenue disclosed above include intersegment operating revenue of $11,323 for local telephone, $881 for wireless, $6,809 for interexchange and $10,598 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

         The following table illustrates selected financial data for each segment as of and for the three months ended June 30, 2003:

                                       Local
                                  Telephone      Wireless        Internet   Interexchange     All Other   Eliminations        Total
                                  ---------      --------        --------   -------------     ---------   ------------        -----
Operating revenue                  $  55,210     $  11,965     $   9,037      $   8,358      $   9,640      $  (9,424)    $  84,786
Depreciation and amortization         14,046         1,484         2,422            562          3,577             --        22,091
Operating income (loss)                8,112         1,735        (8,392)           378        101,667             --       103,500
Interest expense                         143             1            33             74         15,312             --        15,563
Interest income                           --            --            --             --            351             --           351
Equity in earnings of minority
investments                               --            --            --             --            303             --           303
Income tax provision (benefit)         3,374           720            --             --         (4,094)            --            --
Income (loss) from
continuing operations                  4,595         1,014        (8,425)           304         95,236             --        92,724
Total assets                         473,751        76,000       (42,877)        (1,153)       164,625             --       670,346
Capital expenditures                   4,734           421         2,018              2          1,922             --         9,097

         Operating revenue disclosed above includes intersegment operating revenue of $7,329 for local telephone, $470 for wireless, $3,990 for interexchange and $6,430 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

         The following table illustrates selected financial data for each segment as of and for the three months ended June 30, 2002:

                                     Local
                                   Telephone      Wireless   Internet    Interexchange     All Other    Eliminations         Total
                                   ---------      --------   --------    -------------     ---------    ------------         -----
Operating revenue                  $  63,991     $  11,172   $   4,551      $   7,504      $  13,436      $  (7,749)     $  92,905
Depreciation and amortization         13,794         1,390       1,721            564          2,504             --         19,973
Operating income (loss)               14,356         1,169      (6,068)          (287)         6,018            (15)        15,173
Interest expense                       1,242            (1)        (48)           (76)       (12,737)            --        (11,620)
Interest income                           --             1          --             --            606             --            607
Income tax provision (benefit)         6,882           502          --             --         (7,384)            --             --
Income (loss) from
continuing operations                  8,716           668      (6,116)          (363)         1,211            (15)         4,101
Total assets                         614,735       100,652      (8,353)        18,761         50,746             --        776,541
Capital expenditures                   7,325         4,156       6,973             --          2,581             --         21,035

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

8. BUSINESS SEGMENTS (CONTINUED)

         Operating revenue disclosed above include intersegment operating revenue of $5,947 for local telephone, $477 for wireless, $351 for directory, $3,611 for interexchange and $5,055 for all other. In accordance with SFAS No. 71, intercompany revenue between local telephone and all other segments is not eliminated above.

9. RELATED PARTY TRANSACTIONS

         On April 17, 2001, the Company issued an interest bearing note receivable to an officer totaling $328. The note bore interest at the Mid-Term Applicable Federal Rate and was due on April 15, 2005. The note was secured by a pledge of 100 shares of ACS Group's stock held in the officer's name. In accordance with an addendum to the officer's employment agreement dated May 3, 2001, the loan was to be forgiven ratably over a three year period ending April 16, 2004. Accordingly, $114 was forgiven on April 16, 2002 and recognized as compensation expense. Upon the closing of the sale of the Company's Directories Business on May 8, 2003 for which the officer received a fee of $840, he waived certain rights under his employment agreement, including the forgiveness terms of this indebtedness that would have occurred during 2003 and 2004. On May 8, 2003, the officer paid off the note balance of $238, including accrued interest.

         Fox Paine & Company, the majority stockholder, receives an annual management fee in the amount of one percent of the Company's net income before interest expense, income taxes and depreciation and amortization, calculated without regard to the fee. The management fee expense for the six months ended June 30, 2003 and 2002 was $571 and $656, respectively.

         The board of directors approved the payment of a fee equal to 1% of the gross proceeds generated from the sale of the Company's Directories Business to Fox Paine & Company upon closing such sale, plus expenses in connection with such transaction, including the reimbursement by the Company of the $250 consulting fee and transaction bonus paid to an officer under the agreement described below. The Company paid Fox Paine & Company $2,095 on May 8, 2003.

         Fox Paine & Company entered into a consulting agreement with an officer of the Company for services rendered for the benefit of the Company related to the sale of the Company's Directories Business. Under this agreement, the officer was paid a lump sum consulting fee and transaction bonus of $250 in May 2003. As described above, Fox Paine & Company was reimbursed for this expense.

         As previously described, the Company has entered into several long-term contracts with ACS Media LLC, including a 50-year publishing agreement, a 50-year license agreement, a 45-year non-compete agreement, and a 10-year billing and collection agreement. At June 30, 2003, the Company had recorded in accounts payable - affiliates $2,933 due to ACS Media, LLC under these contracts, primarily under the billing and collection agreement. The Company will also maintain minority representation through up to three Managers of the permitted nine Managers of ACS Media LLC as long as it owns an interest of 10% or more. Currently, Charles E. Robinson, the Company's Chairman and CEO, and W. Dexter Paine, III and Wray T. Thorn, both Directors of the Company and employees of Fox Paine & Company, the Company's majority shareholder, are Managers of ACS Media LLC.

10. SEVERANCE AND RESTRUCTURING CHARGES

         In June 2002, the Company adopted a restructuring plan and recorded $862 of associated charges, including $523 of severance costs and $339 of lease termination costs for office space. The Company completed this plan as of June 30, 2003. The Company has paid out $434 accrued under this plan for 13 employees who were terminated and eligible for severance. The Company also reversed the remaining restructuring charges of $428 during the quarter ended June 30, 2003. This amount substantially related to a planned early termination of a real property operating lease, which the Company has subsequently determined to retain through its original term.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         ACS Group and ACS Holdings' subsidiaries are guarantors under ACS Holdings' 9 3/8 % senior subordinated notes. All ACS Group's and Holdings' subsidiaries (the " Combined Subsidiaries") are 100% owned. The guarantees are full and unconditional. In addition, all guarantees are joint and several. Accordingly, the interim condensed consolidating financial statements are presented below.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003


                                                      COMBINED       ACS HOLDINGS     ACS GROUP                          ACS GROUP
           ASSETS                                   SUBSIDIARIES      PARENT ONLY    PARENT ONLY      ELIMINATIONS      CONSOLIDATED
Current assets:
      Cash and cash equivalents                      $       214     $    64,346      $        --    $        --      $    64,560
      Restricted cash                                         --             110               --             --              110
      Accounts receivable-trade, net                      18,700          27,332               --             --           46,032
      Accounts receivable-affiliates                     206,523        (201,757)          (4,766)            --               --
      Materials and supplies                              11,534              69               --             --           11,603
      Prepayments and other current assets                 2,046           3,707               --             --            5,753
                                                     -----------     -----------      -----------    -----------      -----------
           Total current assets                          239,017        (106,193)          (4,766)            --          128,058

Investments                                                1,097         614,275          122,782       (737,057)           1,097
Property, plant and equipment                            992,586         107,487               --             --        1,100,073
Less:  accumulated depreciation                          618,996          43,132               --             --          662,128
                                                     -----------     -----------      -----------    -----------      -----------
      Property, plant and equipment, net                 373,590          64,355               --             --          437,945
Goodwill                                                      --              --               --         38,403           38,403
Intangible assets                                         22,146             658               --             --           22,804
Debt issuance costs, net                                      --          15,813              376             --           16,189
Deferred charges and other assets                          3,229          22,621               --             --           25,850
                                                     -----------     -----------      -----------    -----------      -----------
Total assets                                         $   639,079     $   611,529      $   118,392    $  (698,654)     $   670,346
                                                     ===========     ===========      ===========    ===========      ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term obligations       $     1,350     $     3,559      $      (284)   $        --      $     4,625
      Accounts payable-affiliates                             --           3,524               --             --            3,524
      Accounts payable, accrued and other current
        liabilities                                       20,608          20,870              296             (1)          41,773
      Advance billings and customer deposits               9,146              --               --             --            9,146
                                                     -----------     -----------      -----------    -----------      -----------
           Total current liabilities                      31,104          27,953               12             (1)          59,068

Long-term obligations, net of current portion              6,175         471,008           15,356             --          492,539
Deferred income taxes                                     11,765         (11,765)              --             --               --
Other deferred credits and long-term liabilities          14,164          16,797               --             --           30,961
Commitments and contingencies                                 --              --               --             --               --
Stockholders' equity:
      Common stock                                            25                              336            (25)             336
      Treasury stock                                          --              --          (14,224)            --          (14,224)
      Paid in capital in excess of par value             361,124         287,242          277,945       (648,366)         277,945
      Retained earnings (accumulated deficit)            214,722        (164,460)        (161,033)       (50,262)        (161,033)
      Accumulated other comprehensive loss                    --         (15,246)              --             --          (15,246)
                                                     -----------     -----------      -----------    -----------      -----------
           Total stockholders' equity                    575,871         107,536          103,024       (698,653)          87,778
                                                     -----------     -----------      -----------    -----------      -----------
Total liabilities and stockholders' equity           $   639,079     $   611,529      $   118,392    $  (698,654)     $   670,346
                                                     ===========     ===========      ===========    ===========      ===========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002


                                                         COMBINED     ACS HOLDINGS      ACS GROUP                         ACS GROUP
           ASSETS                                      SUBSIDIARIES    PARENT ONLY     PARENT ONLY     ELIMINATIONS    CONSOLIDATED
                                                       ------------    -----------     -----------     ------------    ------------
Current assets:
      Cash and cash equivalents                        $       (73)   $    18,638      $        --    $        --      $    18,565
      Restricted cash                                           --          3,440               --             --            3,440
      Accounts receivable-trade, net                        28,713         20,107               --             --           48,820
      Accounts receivable-affiliates                        34,625        (30,864)          (3,761)            --               --
      Materials and supplies                                11,176             27               --             --           11,203
      Prepayments and other current assets                   2,941          3,231               --             --            6,172
      Assets held for sale                                     261             --               --             --              261
                                                       -----------    -----------      -----------    -----------      -----------
           Total current assets                             77,643         14,579           (3,761)            --           88,461

Investments                                                     --        550,964           37,504       (588,468)              --
Property, plant and equipment                              987,132        103,233               --             --        1,090,365
Less:  accumulated depreciation                            588,536         36,740               --             --          625,276
                                                       -----------    -----------      -----------    -----------      -----------
      Property, plant and equipment, net                   398,596         66,493               --             --          465,089

Goodwill                                                    38,821             --               --         38,404           77,225
Intangible assets                                           22,237          1,032               --             --           23,269
Debt issuance costs, net                                        --         21,130              399             --           21,529
Deferred charges and other assets                           32,278         (6,231)              --             --           26,047
                                                       -----------    -----------      -----------    -----------      -----------
Total assets                                           $   569,575    $   647,967      $    34,142    $  (550,064)     $   701,620
                                                       ===========    ===========      ===========    ===========      ===========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term obligations         $     1,312    $     4,621      $      (284)   $        --      $     5,649
      Accounts payable-affiliates                               --          1,319               --             --            1,319
      Accounts payable, accrued and other current
        liabilities                                         18,834         30,646              316             --           49,796
      Advance billings and customer deposits                 9,804             --               --             --            9,804
                                                       -----------    -----------      -----------    -----------      -----------
           Total current liabilities                        29,950         36,586               32             --           66,568

Long-term obligations, net of current portion                6,899        579,999           15,216             --          602,114
Deferred income taxes                                        7,673         (7,673)              --             --               --
Other deferred credits and long-term liabilities            12,493         20,437               --             --           32,930
Stockholders' equity:
      Common stock                                              25                             334            (25)             334
      Treasury stock                                            --             --          (12,082)            --          (12,082)
      Paid in capital in excess of par value               355,574        287,242          277,810       (642,816)         277,810
      Retained earnings (accumulated deficit)              156,961       (249,738)        (247,168)        92,777         (247,168)
      Accumulated other comprehensive loss                      --        (18,886)              --             --          (18,886)
                                                       -----------    -----------      -----------    -----------      -----------
           Total stockholders' equity                      512,560         18,618           18,894       (550,064)               8
                                                       -----------    -----------      -----------    -----------      -----------
Total liabilities and stockholders' equity             $   569,575    $   647,967      $    34,142    $  (550,064)     $   701,620
                                                       ===========    ===========      ===========    ===========      ===========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2003

                                              COMBINED      ACS HOLDINGS    ACS GROUP                     ACS GROUP
                                            SUBSIDIARIES     PARENT ONLY   PARENT ONLY   ELIMINATIONS   CONSOLIDATED
                                            ------------     -----------   -----------   ------------   ------------
Operating revenue:
      Local telephone                        $  55,210      $      --      $      --      $      --      $  55,210
      Wireless                                  11,965             --             --            (18)        11,947
      Directory                                  3,353             --             --             --          3,353
      Internet                                   9,037             --             --             --          9,037
      Interexchange                              8,358             --             --         (3,119)         5,239
      Other                                         --          6,287             --         (6,287)            --
                                             ---------      ---------      ---------      ---------      ---------
          Total operating revenue               87,923          6,287             --         (9,424)        84,786

Operating expense:
      Local telephone                           32,759            142             --         (5,414)        27,487
      Wireless                                   8,746             --             --         (1,727)         7,019
      Directory                                  1,832             --             --            (32)         1,800
      Internet                                  15,007             --             --         (1,957)        13,050
      Interexchange                              7,418             --             --           (294)         7,124
      Depreciation and amortization             18,514          3,577             --             --         22,091
                                             ---------      ---------      ---------      ---------      ---------
          Total operating expense               84,276          3,719             --         (9,424)        78,571
Gain on disposal of assets                      97,285             --             --             --         97,285

Operating income                               100,932          2,568             --             --        103,500
Other income (expense):
      Interest expense                            (251)       (14,669)          (643)            --        (15,563)
      Interest income and other                  4,407         58,833         93,367       (151,820)         4,787
                                             ---------      ---------      ---------      ---------      ---------
          Total other expense                    4,156         44,164         92,724       (151,820)       (10,776)
                                             ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes
and discontinued operations                    105,088         46,732         92,724       (151,820)        92,724
Income tax expense (benefit)                    46,635        (46,635)            --             --             --
                                             ---------      ---------      ---------      ---------      ---------
Income (loss) from continuing operations        58,453         93,367         92,724       (151,820)        92,724
Loss from discontinued operations                   --             --             --             --             --
                                             ---------      ---------      ---------      ---------      ---------
Net income (loss)                            $  58,453      $  93,367      $  92,724      $(151,820)     $  92,724
                                             =========      =========      =========      =========      =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2002

                                             COMBINED     ACS HOLDINGS     ACS GROUP                       ACS GROUP
                                            SUBSIDIARIES   PARENT ONLY    PARENT ONLY   ELIMINATIONS    CONSOLIDATED
                                            ------------   -----------    -----------   ------------    ------------
Operating revenue:
      Local telephone                        $  63,991      $      --      $      --      $      --      $  63,991
      Wireless                                  11,172             --             --            (10)        11,162
      Directory                                  8,381             --             --             --          8,381
      Internet                                   4,551             --             --             --          4,551
      Interexchange                              7,504             --             --         (2,684)         4,820
      Other                                        211          5,055             --         (5,266)            --
                                             ---------      ---------      ---------      ---------      ---------
          Total operating revenue               95,810          5,055             --         (7,960)        92,905
Operating expense:
      Local telephone                           35,841          1,234             --         (4,504)        32,571
      Wireless                                   8,509             --             --         (1,440)         7,069
      Directory                                  3,535             --             --             (3)         3,532
      Internet                                   8,874             --             --         (1,557)         7,317
      Interexchange                              7,227             --             --           (230)         6,997
      Other                                        315             --             --           (315)            --
      Depreciation and amortization             17,492          2,503             --            (22)        19,973
                                             ---------      ---------      ---------      ---------      ---------
          Total operating expense               81,793          3,737             --         (8,071)        77,459
Gain (loss) on disposal of assets                 (128)          (145)            --             --           (273)
                                             ---------      ---------      ---------      ---------      ---------
Operating income                                13,889          1,173             --            111         15,173
Other income (expense):
      Interest expense                           1,113        (12,092)          (645)             4        (11,620)
      Interest income and other                      2         (2,523)      (101,119)       104,188            548
                                             ---------      ---------      ---------      ---------      ---------
          Total other expense                    1,115        (14,615)      (101,764)       104,192        (11,072)
                                             ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes and
and discontinued operations                     15,004        (13,442)      (101,764)       104,303          4,101
Income tax expense (benefit)                     9,376         (9,376)            --             --             --
                                             ---------      ---------      ---------      ---------      ---------
Income (loss) from continuing operations         5,628         (4,066)      (101,764)       104,303          4,101
Loss from discontinued operations                 (400)            --             --           (115)          (515)
                                             ---------      ---------      ---------      ---------      ---------
Net income (loss)                            $   5,228      $  (4,066)     $(101,764)     $ 104,188      $   3,586
                                             =========      =========      =========      =========      =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003

                                             COMBINED      ACS HOLDINGS    ACS GROUP                     ACS GROUP
                                           SUBSIDIARIES     PARENT ONLY   PARENT ONLY    ELIMINATIONS   CONSOLIDATED
                                           ------------     -----------   -----------    ------------   ------------
Operating revenue:
      Local telephone                        $ 109,211      $      --      $      --      $      --      $ 109,211
      Wireless                                  22,318             --             --            (41)        22,277
      Directory                                 11,631             --             --             --         11,631
      Internet                                  16,193             --             --             --         16,193
      Interexchange                             15,197             --             --         (5,192)        10,005
      Other                                        110         12,608             --        (12,718)            --
                                             ---------      ---------      ---------      ---------      ---------
          Total operating revenue              174,660         12,608             --        (17,951)       169,317
Operating expense:
      Local telephone                           65,738            434             --        (10,838)        55,334
      Wireless                                  16,883             --             --         (3,300)        13,583
      Directory                                  5,359             --             --           (110)         5,249
      Internet                                  26,206             --             --         (3,020)        23,186
      Interexchange                             14,277             --             --           (564)        13,713
      Other                                        160             --             --           (160)            --
      Depreciation and amortization             37,628          7,073             --            (10)        44,691
          Total operating expense              166,251          7,507             --        (18,002)       155,756
                                             ---------      ---------      ---------      ---------      ---------
Gain on disposal of assets                      96,538             --             --              1         96,539
                                             ---------      ---------      ---------      ---------      ---------
Operating income                               104,947          5,101             --             52        110,100
Other income (expense):
      Interest expense                            (496)       (27,111)        (1,285)            --        (28,892)
      Interest income and other                  4,408         58,332         87,420       (145,181)         4,979
                                             ---------      ---------      ---------      ---------      ---------
          Total other expense                    3,912         31,221         86,135       (145,181)       (23,913)
                                             ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes
and discontinued operations                    108,859         36,322         86,135       (145,129)        86,187
Income tax expense (benefit)                    46,635        (46,635)            --             --             --
                                             ---------      ---------      ---------      ---------      ---------
Income (loss) from continuing operations        62,224         82,957         86,135       (145,129)        86,187
Loss from discontinued operations                   --             --             --            (52)           (52)
                                             ---------      ---------      ---------      ---------      ---------
Net income (loss)                            $  62,224      $  82,957      $  86,135      $(145,181)     $  86,135
                                             =========      =========      =========      =========      =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002

                                                    COMBINED     ACS HOLDINGS     ACS GROUP                    ACS GROUP
                                                  SUBSIDIARIES    PARENT ONLY    PARENT ONLY   ELIMINATIONS   CONSOLIDATED
                                                  ------------    -----------    -----------   ------------   ------------
Operating revenue:
      Local telephone                               $ 119,313      $      --      $      --      $      --      $ 119,313
      Wireless                                         20,536             --             --            (19)        20,517
      Directory                                        17,022             --             --             --         17,022
      Internet                                          8,393             --             --             --          8,393
      Interexchange                                    14,638             --             --         (4,968)         9,670
      Other                                               425          9,896             --        (10,321)            --
                                                    ---------      ---------      ---------      ---------      ---------
          Total operating revenue                     180,327          9,896             --        (15,308)       174,915
Operating expense:
      Local telephone                                  68,893          1,540             --         (8,864)        61,569
      Wireless                                         15,751             --             --         (2,640)        13,111
      Directory                                         6,964             --             --             (6)         6,958
      Internet                                         15,327             --             --         (2,882)        12,445
      Interexchange                                    14,066             --             --           (454)        13,612
      Other                                               657             --             --           (657)            --
      Depreciation and amortization                    34,444          4,888             --           (100)        39,232
                                                    ---------      ---------      ---------      ---------      ---------
          Total operating expense                     156,102          6,428             --        (15,603)       146,927
Gain (loss) on disposal of assets                        (128)          (145)            --             --           (273)
                                                    ---------      ---------      ---------      ---------      ---------
Operating income                                       24,097          3,323             --            295         27,715
Other income (expense):
      Interest expense                                    569        (24,319)        (1,288)            32        (25,006)
      Interest income and other                             6         (3,894)      (107,692)       112,628          1,048
                                                    ---------      ---------      ---------      ---------      ---------
          Total other expense                             575        (28,213)      (108,980)       112,660        (23,958)
                                                    ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes, discontinued
operations and cumulative effect of
change in accounting principle                         24,672        (24,890)      (108,980)       112,955          3,757

Income tax expense (benefit)                           14,501        (14,501)            --             --             --
                                                    ---------      ---------      ---------      ---------      ---------
Income (loss) from continuing operations               10,171        (10,389)      (108,980)       112,955          3,757
Loss from discontinued operations                      (6,810)          (250)            --           (327)        (7,387)
                                                    ---------      ---------      ---------      ---------      ---------
Income (loss) before cumulative effect
of change in accounting principle                       3,361        (10,639)      (108,980)       112,628         (3,630)
Cumulative effect of change
in accounting principle                                (8,297)       (97,053)            --             --       (105,350)
                                                    ---------      ---------      ---------      ---------      ---------
Net income (loss)                                   $  (4,936)     $(107,692)     $(108,980)     $ 112,628      $(108,980)
                                                    =========      =========      =========      =========      =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2003

                                                          COMBINED    ACS HOLDINGS     ACS GROUP                      ACS GROUP
                                                        SUBSIDIARIES   PARENT ONLY    PARENT ONLY   ELIMINATIONS    CONSOLIDATED
                                                        ------------   -----------    -----------   ------------    ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES          (124,533)     $ 159,530      $   2,005      $  (2,142)     $  34,860

CASH FLOWS FROM INVESTING ACTIVITIES:

Construction and capital expenditures                      (10,245)        (4,966)            --             --        (15,211)
Net proceeds from sale of business                         138,091             --             --             --        138,091
Other investing activities                                      --          3,339             --             --          3,339
                                                         ---------      ---------      ---------      ---------      ---------
Net cash provided (used) by investing activities           127,846         (1,627)            --             --        126,219

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on long-term debt                                  (3,026)      (110,053)            --             --       (113,079)
Dividends                                                       --         (2,142)            --          2,142             --
Purchase of treasury stock                                      --             --         (2,142)            --         (2,142)
Issuance of common stock                                        --             --            137             --            137
                                                         ---------      ---------      ---------      ---------      ---------
Net cash provided (used) by financing activities            (3,026)      (112,195)        (2,005)         2,142       (115,084)

Increase in cash and cash equivalents                          287         45,708             --             --         45,995
Cash and cash equivalents, beginning of the period             (73)        18,638             --             --         18,565
                                                         ---------      ---------      ---------      ---------      ---------
Cash and cash equivalents, end of the period             $     214      $  64,346      $      --      $      --      $  64,560
                                                         =========      =========      =========      =========      =========
SUPPLEMENTAL CASH FLOW DATA:

Interest paid                                            $     531      $  23,331      $   1,125      $      --      $  24,987
Income taxes paid                                        $      --      $      --      $      --      $      --      $      --

SUPPLEMENTAL NONCASH TRANSACTIONS:

Property acquired under capital leases and mortgages     $   2,340      $      --      $      --      $      --      $   2,340
Interest rate swap marked to market                      $      --      $  (3,640)     $      --      $      --      $  (3,640)

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


11. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2002

                                                        COMBINED     ACS HOLDINGS    ACS GROUP                  ACS GROUP
                                                       SUBSIDIARIES  PARENT ONLY    PARENT ONLY   ELIMINATIONS  CONSOLIDATED
                                                       ------------  -----------    -----------   ------------  ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES         $ 29,373      $ (3,176)     $   (700)     $      --     $ 25,497

CASH FLOWS FROM INVESTING ACTIVITIES:

Construction and capital expenditures                     (26,635)       (5,340)           --             --      (31,975)
                                                         --------      --------      --------      ---------     --------
Net cash used by investing activities                     (26,635)       (5,340)           --             --      (31,975)

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on long-term debt                                 (2,172)       (4,468)           --             --       (6,640)
Issuance of common stock                                       --            --           700             --          700
Net cash provided (used) by financing activities           (2,172)       (4,468)          700             --       (5,940)
                                                         --------      --------      --------      ---------     --------
Increase (decrease) in cash and cash equivalents              566       (12,984)           --             --      (12,418)
Cash and cash equivalents, beginning of the period          1,239        39,773            --             --       41,012
                                                         --------      --------      --------      ---------     --------
Cash and cash equivalents, end of the period             $  1,805      $ 26,789      $     --      $      --     $ 28,594
                                                         ========      ========      ========      =========     ========
SUPPLEMENTAL CASH FLOW DATA:

Interest paid                                            $   (532)     $ 25,446      $  1,125      $      --     $ 26,039
Income taxes paid                                        $     --      $     --      $     --      $      --     $     --

SUPPLEMENTAL NONCASH TRANSACTIONS:

Property acquired under capital leases and mortgages     $  2,306      $     --      $     --      $      --     $  2,306
Interest rate swap marked to market                      $     --      $    577      $     --      $      --     $    577

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


12.      COMMITMENTS AND CONTINGENCIES

         The Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

         A class action lawsuit was filed against the Company on March 14, 2001. The litigation alleges various contract and tort claims concerning the Company's decision to terminate its Infinite Minutes long distance plan. Although the Company believes this suit is without merit and intends to vigorously defend its position, it is impossible to determine at this time the actual number of plaintiffs or the claims that will actually continue to be in dispute.

         In December 2001, the Company entered into a contract with the State of Alaska that became effective on April 1, 2002 to provide comprehensive telecommunications services for a period of five years. This contract, which is a complex and multifaceted agreement, obligates the Company to, among other things, to deploy and manage advanced and innovative technologies through new and previously untested business practices. The Company believes the capital investment to perform its obligations under the contract will be substantial over the term of the agreement. The Company has expended approximately $14,000 through June 30, 2003, and while the Company cannot estimate the total capital expenditures with precision, under the current terms of the contract, those additional capital expenditures could be between one and three times the amount that the Company has already expended. This total capital investment could exceed the Company's original expectations of capital obligations under the contract. The Company expects to fund any future capital expenditures related to the contract with cash on hand and cash flows from operations.

         This contract contains specific completion dates for certain implementation aspects by as early as April 1, 2003, as well as specific ongoing service level agreements. Both parties to the contract have alleged failures to perform by the other party. The parties are, however, actively engaged in dispute resolution processes and are seeking to renegotiate certain provisions of the contract including the aforementioned specific completion dates and service level agreements. The Company is unable to determine the outcome of the dispute resolution processes and contract renegotiations at this time, and the Company cannot give assurances that the renegotiated terms, if any, will permit it to perform profitable under the agreement. If the Company's renegotiation efforts are unsuccessful, it may be subject to certain penalties and/or damages, which could be as much as $325 a month. In addition, if the parties are unable to negotiate solutions to the many issues in dispute, the contact may be terminated. If the termination occurs, the parties would be obliged to follow the disentanglement procedures set forth in the agreement and incur any costs associated with such disentanglement. In addition, if the Company is ultimately found to have breached the contract, it could be liable for damages to the State of Alaska, the amount which is not estimable at this time, but could be significant and have a material adverse effect on the Company.

         On July 15, 2002 the Company fulfilled a commitment to Neptune Communications, L.L.C. ("Neptune") to provide a loan for the aggregate principal amount of $15,000 in return for certain consideration. The Company has an agreement that enables it to purchase additional fiber optic capacity in future years from Neptune, the expenditures for which are expected to be significant and may exceed $25,000 over the next four years. While the Company has an agreement with Neptune, certain material terms of the agreement remain subject to continued renegotiation. As part of the agreement, the Company made a loan to Neptune in the amount of $15,000. The loan is in two parts. One part is for $7,500 and bears interest at the applicable federal rate, which was 4.84% at June 30, 2003, and matures on July 15, 2022. In connection with this part of the loan, Neptune has granted the Company the option to purchase certain of Neptune's network assets no later than January 2, 2006 at price equal to the then outstanding loan balance. The other part of the loan is for $7,500 and bears interest at 8% and matures on July 15, 2006. The Company has also entered into a strategic agreement with Neptune for the life of the fiber optic cable system owned by Neptune. The significant provisions of this agreement are: i) purchase commitments by the Company for capacity in 2005 and 2007, the final price and quantity of which are subject to future events, ii) Neptune's restoration of the Company's traffic carried on another cable system, iii) and specific interconnection arrangements between the Company and Neptune, should the Company exercise its option to purchase certain network assets from Neptune. The Company is currently negotiating the open elements of its agreement with Neptune, including with respect to the structure and terms of the loans, and renegotiating other terms and conditions of the agreement, and it is impossible to determine the ultimate outcome of these negotiations at this time.

         In May 2003, the Company entered into a four-year purchase commitment with a telecommunications equipment supplier to acquire approximately $19 million of wireless switches, cell sites and related equipment.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Alaska Communications Systems Group, Inc.
Anchorage, Alaska

         We have audited the consolidated balance sheets of Alaska Communications Systems Group, Inc. and Subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alaska Communications Systems Group, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 5 to the consolidated financial statements, effective January 1, 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
February 20, 2003
(August 5, 2003 as to Notes 16 and 21)

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                        2002            2001
                                                                                   ------------    ------------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                                     $     18,565    $     41,012
     Restricted cash                                                                      3,440           6,932
     Accounts receivable-trade, net of allowance of $6,075 and $4,944                    48,820          46,912
     Materials and supplies                                                              11,203           8,723
     Prepayments and other current assets                                                 6,172           6,032
     Assets held for sale                                                                   261              --
                                                                                   ------------    ------------
        Total current assets                                                             88,461         109,611

Property, plant and equipment                                                         1,090,365       1,036,829
Less:  Accumulated depreciation and amortization                                        625,276         557,849
                                                                                   ------------    ------------
     Property, plant and equipment, net                                                 465,089         478,980

Goodwill                                                                                 77,225         250,495
Intangible assets, net                                                                   23,269          26,785
Debt issuance costs, net of amortization of $16,365 and $12,126                          21,529          25,768
Deferred charges and other assets                                                        26,047           9,875
                                                                                   ------------    ------------
Total assets                                                                       $    701,620    $    901,514
                                                                                   ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

     Current portion of long-term obligations                                      $      5,649    $      4,823
     Accounts payable-affiliate                                                           1,319           1,303
     Accounts payable, accrued and other current liabilities                             49,796          63,081
     Advance billings and customer deposits                                               9,804           9,190
                                                                                   ------------    ------------
        Total current liabilities                                                        66,568          78,397

Long-term obligations, net of current portion                                           602,114         606,427
Other deferred credits and long-term liabilities                                         32,930          25,003
Commitments and contingencies                                                                --              --

Stockholders' equity:
     Preferred stock, no par, 5,000 authorized, no shares issued and outstanding             --              --
     Common stock, $.01 par value; 145,000 shares authorized, 33,481 and
         33,221 shares issued and 30,745 and 31,688 outstanding, respectively               334             332
     Treasury stock, 2,737 and 1,532 shares, respectively, at cost                      (12,082)         (9,735)
     Paid in capital in excess of par value                                             277,810         276,840
     Accumulated deficit                                                               (247,168)        (61,921)
     Accumulated other comprehensive loss                                               (18,886)        (13,829)
                                                                                   ------------    ------------
        Total stockholders' equity                                                            8         191,687
                                                                                   ------------    ------------
Total liabilities and stockholders' equity                                         $    701,620    $    901,514
                                                                                   ============    ============


                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           2002          2001          2000
                                                                        ----------    ----------    ----------
Operating revenues:
      Local telephone                                                   $  226,447    $  221,411    $  222,268
      Wireless                                                              43,180        41,894        41,155
      Directory                                                             33,604        33,870        29,156
      Internet                                                              20,847        13,724         9,170
      Interexchange                                                         19,424        21,316        11,778
                                                                        ----------    ----------    ----------
           Total operating revenues                                        343,502       332,215       313,527

Operating expenses:
      Local telephone (exclusive of depreciation and amortization)         117,277       120,465       131,542
      Wireless (exclusive of depreciation and amortization)                 27,912        25,649        26,306
      Directory (exclusive of depreciation and amortization)                14,170        14,684        13,334
      Internet (exclusive of depreciation and amortization)                 29,502        15,677        11,785
      Interexchange (exclusive of depreciation and amortization)            27,547        29,509        19,749
      Unusual charges                                                           --            --         5,288
      Depreciation and amortization                                         82,940        79,108        71,755
      Goodwill impairment loss                                              64,755            --            --
                                                                        ----------    ----------    ----------
           Total operating expenses                                        364,103       285,092       279,759
                                                                        ----------    ----------    ----------

Loss on disposal of assets, net                                              2,163            --            --

Operating income (loss)                                                    (22,764)       47,123        33,768

Other income and expense:
      Interest expense                                                     (51,704)      (60,157)      (64,559)
      Interest income and other                                              2,203         3,250         6,609
      Equity in income (loss) of investments                                    --            69          (303)
                                                                        ----------    ----------    ----------
           Total other income (expense)                                    (49,501)      (56,838)      (58,253)
                                                                        ----------    ----------    ----------

Loss before income taxes, discontinued operations and cumulative
      effect of change in accounting principle                             (72,265)       (9,715)      (24,485)

Income tax benefit                                                              --           195           197
                                                                        ----------    ----------    ----------

Loss from continuing operations                                            (72,265)       (9,520)      (24,288)
Loss from discontinued operations                                           (7,632)       (1,718)         (917)
                                                                        ----------    ----------    ----------
Loss before cumulative effect of change in accounting principle            (79,897)      (11,238)      (25,205)
Cumulative effect of change in accounting principle                       (105,350)           --            --
                                                                        ----------    ----------    ----------

Net loss                                                                $ (185,247)   $  (11,238)   $  (25,205)
                                                                        ==========    ==========    ==========

Loss per share - basic and diluted:

      Loss from continuing operations                                   $    (2.30)   $    (0.30)   $    (0.74)
      Loss from discontinued operations                                      (0.24)        (0.06)        (0.03)
                                                                        ----------    ----------    ----------
      Loss before cumulative effect of change in accounting principle        (2.54)        (0.36)        (0.77)
      Cumulative effect of change in accounting principle                    (3.35)           --            --
                                                                        ----------    ----------    ----------
      Net loss                                                          $    (5.89)   $    (0.36)   $    (0.77)
                                                                        ==========    ==========    ==========
Weighted average shares outstanding:

      Basic                                                                 31,464        31,523        32,654
                                                                        ==========    ==========    ==========
      Diluted                                                               31,474        31,523        32,654
                                                                        ==========    ==========    ==========

                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        PAID IN                      ACCUMULATED
                                                                       CAPITAL IN                       OTHER
                                               COMMON     TREASURY      EXCESS OF    ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                               STOCK        STOCK         PAR          DEFICIT          LOSS           EQUITY
                                             ---------    ---------    ----------    -----------    -------------   ------------
Balance, December 31, 1999                   $     327    $      --    $ 273,119     $ (25,478)       $      --      $ 247,968

Net loss                                            --           --           --       (25,205)              --        (25,205)
Issuance of 343 shares of
  common stock, $.01 par                             3           --        2,349            --               --          2,352
Purchase of 1,532 shares of
  treasury stock                                    --       (9,735)          --            --               --         (9,735)
                                             ---------    ---------    ---------     ---------        ---------      ---------

Balance, December 31, 2000                         330       (9,735)     275,468       (50,683)              --        215,380

Components of Comprehensive loss:
  Net loss                                          --           --           --       (11,238)              --        (11,238)
  Minimum pension liability adjustment              --           --           --            --           (2,392)        (2,392)
  Interest rate swap marked to market               --           --           --            --          (11,437)       (11,437)
                                                                                                                     ---------
Total comprehensive loss                                                                                               (25,067)

Issuance of 220 shares of
  common stock, $.01 par                             2           --        1,372            --               --          1,374
                                             ---------    ---------    ---------     ---------        ---------      ---------

Balance, December 31, 2001                         332       (9,735)     276,840       (61,921)         (13,829)       191,687

Components of Comprehensive loss:
  Net loss                                          --           --           --      (185,247)              --       (185,247)
  Minimum pension liability adjustment              --           --           --            --           (2,342)        (2,342)
  Interest rate swap marked to market               --           --           --            --           (2,715)        (2,715)
                                                                                                                     ---------
Total comprehensive loss                                                                                              (190,304)

Issuance of 260 shares of
  common stock, $.01 par                             2           --          970            --               --            972

Purchase of 1,205 shares of
  treasury stock                                    --       (2,347)          --            --               --         (2,347)
                                             ---------    ---------    ---------     ---------        ---------      ---------

Balance, December 31, 2002                   $     334    $ (12,082)   $ 277,810     $(247,168)       $ (18,886)     $       8
                                             =========    =========    =========     =========        =========      =========


                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)


                                                                                        2002         2001         2000
                                                                                     ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                             $(185,247)   $ (11,238)   $ (25,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
      Loss on discontinued operations                                                    7,632        1,718          917
      Cumulative effect of change in accounting principle                              105,350           --           --
      Depreciation and amortization                                                     82,940       79,108       71,755
      Loss on disposal of assets, net                                                    2,163           --           --
      Goodwill impairment loss                                                          64,755           --           --
      Amortization of debt issuance costs and original issue discount                    4,524        4,644        4,872
      Investment tax credits                                                                --         (195)        (197)
      Capitalized interest                                                              (1,157)      (1,416)      (1,096)
      Other deferred credits                                                             3,073          418       (1,141)
      Changes in components of working capital:
        Accounts receivable and other current assets                                    (4,722)          95       (5,649)
        Accounts payable and other current liabilities                                 (12,460)       5,530        3,560
        Other                                                                           (1,375)      (2,386)       1,084
      Net cash used in discontinued operations                                            (649)      (1,015)        (407)
                                                                                     ---------    ---------    ---------
Net cash provided by operating activities                                               64,827       75,263       48,493

CASH FLOWS FROM INVESTING ACTIVITIES:

Construction and capital expenditures, net of capitalized interest                     (66,977)     (87,582)     (69,101)
Acquisition of PCS licenses                                                               (300)          --           --
Release of funds from escrow                                                             3,706           --           --
Issuance of note receivable                                                            (15,000)          --           --
Proceeds from liquidation of minority interest investment                                   --        1,370           --
Issuance of note receivable from officer                                                    --         (339)          --
Cost of acquisitions, net of cash received                                                  --       (1,000)      (5,598)
Placement of funds in escrow                                                                --       (6,932)          --
                                                                                     ---------    ---------    ---------
Net cash used by investing activities                                                  (78,571)     (94,483)     (74,699)

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on long-term debt                                                              (7,328)      (3,038)      (6,509)
Issuance of common stock and warrants                                                      972        1,374        2,352
Purchase of treasury stock                                                              (2,347)          --       (9,735)
                                                                                     ---------    ---------    ---------
Net cash used by financing activities                                                   (8,703)      (1,664)     (13,892)

Decrease in cash                                                                       (22,447)     (20,884)     (40,098)
Cash and cash equivalents at beginning of the year                                      41,012       61,896      101,994
                                                                                     ---------    ---------    ---------
Cash and cash equivalents at the end of the year                                     $  18,565    $  41,012    $  61,896
                                                                                     =========    =========    =========

SUPPLEMENTAL CASH FLOW DATA:

Interest paid                                                                        $  48,087    $  51,716    $  59,672
Income taxes paid                                                                           --           --           --

SUPPLEMENTAL NONCASH TRANSACTIONS:

Property acquired under capital leases                                               $   4,187    $      --    $   3,152
Note payable in connection with acquisition                                                 --           --        2,250
Minimum pension liability adjustment                                                     2,342        2,392           --
Interest rate swap marked to market                                                      2,715       11,437           --


                 See Notes to Consolidated Financial Statements

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1.   DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Alaska Communications Systems Group, Inc. and Subsidiaries (the "Company" or "ACS Group") a Delaware corporation, is engaged principally in providing local telephone, wireless, directory, Internet, interexchange network and other services to its customers in the State of Alaska through its telecommunications subsidiaries. The Company was formed in October of 1998 for the purpose of acquiring and operating telecommunications properties.

         The accompanying consolidated financial statements for the Company are as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 and represent the consolidated financial position, results of operations and cash flows principally of the following entities:

         -    Alaska Communications Systems Group, Inc.

         -    Alaska Communications Systems Holdings, Inc. ("ACS Holdings")

         -    ACS of Alaska, Inc. ("ACSAK")

         -    ACS of the Northland, Inc. ("ACSN")

         -    ACS of Fairbanks, Inc. ("ACSF")

         -    ACS of Anchorage, Inc. ("ACSA")

         -    ACS Wireless, Inc. ("ACSW")

         -    ACS Long Distance, Inc. ("ACSLD")

         -    ACS Television, L.L.C. ("ACSTV")

         -    ACS Internet, Inc. ("ACSI")

         -    ACS InfoSource, Inc. ("ACSIS")

         A summary of significant accounting policies followed by the Company is set forth below:

Basis Of Presentation

         The consolidated financial statements include all majority-owned subsidiaries. All significant intercompany balances have been eliminated. Certain reclassifications have been made to the 2001 and 2000 financial statements to make them conform to the current presentation.

Use Of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of commitments and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the significant estimates affecting the financial statements are those related to the realizable value of accounts receivable, materials and supplies, long-lived assets, income taxes and network access revenue reserves. Actual results may differ from those estimates.

Cash and Cash Equivalents

         For purposes of the consolidated balance sheets and statements of cash flows, the Company generally considers all highly liquid investments with a maturity at acquisition of three months or less to be cash equivalents.

Restricted Cash

         The Company placed in escrow restricted cash as a judicial requirement of an appeal of a claim. This claim is expected to be adjudicated or settled in 2003. In the event the Company prevails, the restriction will be lifted, otherwise, the cash will be paid to the claimants. Liabilities associated with this claim are recorded in the Company's accounts payable, accrued and other current liabilities.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Materials and Supplies

         Materials and supplies are carried in inventory at the lower of weighted average cost or market.

Property, Plant and Equipment

         Telephone plant is stated substantially at original cost of construction. Telephone plant retired in the ordinary course of business, together with the cost of removal, less salvage, is charged to accumulated depreciation with no gain or loss recognized. Renewals and betterments of telephone plant are capitalized while repairs, as well as renewals of minor items, are charged to operating expense as incurred. The Company provides for depreciation of telephone plant on the straight-line method, using rates approved by the regulatory authorities. The composite annualized rate of depreciation for all classes of property, plant, and equipment was 7.4%, 7.0%, and 6.6% for 2002, 2001 and 2000, respectively.

         Non-Telephone plant is stated at purchased cost and, when sold or retired, a gain or loss is recognized. Depreciation of such property is provided on the straight-line method over its estimated service life ranging from two to 20 years.

         The Company is the lessee of equipment and buildings under capital leases expiring in various years through 2019. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation and amortization expense for 2002, 2001 and 2000.

Debt Issue Costs

         Legal, accounting and financing fees, printing costs, and other expenses associated with the issuance of the Company's senior credit facility, senior subordinated notes, and discount debentures are being amortized using the straight-line method over the term of the debt, which approximates the effective interest method. Amortization expense included in interest expense for 2002, 2001 and 2000 was $4,239, $4,360, and $4,573, respectively.

Treasury Stock

         During 2000, the Company was authorized by its Board of Directors to repurchase up to $10,000 of its common stock, to be completed by December 31, 2000. ACS Group acquired 1,532 shares of its common stock for $9,735 under this authorization which has expired.

         During 2002, the Company was authorized by its Board of Directors to repurchase up to $15,000 of it common stock. As of December 31, 2002, ACS Group has acquired 1,205 shares of its common shares for $2,347 under this authorization which expires upon the earlier of expending $15,000 or May 15, 2008.

         The treasury stock is being held for general corporate purposes.

Revenue Recognition

         Substantially all recurring service revenues are billed one month in advance and are deferred until earned. Nonrecurring and usage sensitive revenues are billed in arrears and are recognized when earned. Additionally, the Company establishes estimated bad debt reserves against uncollectible revenues incurred during the period. During 2002 one customer accounted for 11% of consolidated revenues and no other customer accounted for more than 10% of consolidated revenue. During 2001 and 2000, no customer accounted for more than 10% of the consolidated revenues of the Company.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

         In October and November 2001, under two separate regulatory orders, ACSA was authorized to implement interim and refundable rate increases for both loop rental rates on unbundled network elements and for local service revenue. The Company recognized $4,940 and $465 of revenue during 2002 and 2001, respectively, associated with these rate increase authorizations. Management believes that it is unlikely the Company will have a refund obligation associated with these interim rate increases upon final adjudication of rates.

         Access revenue is recognized when earned. The Company participates in toll revenue pools with other telephone companies. Such pools are funded by toll revenue and/or access charges regulated by the Regulatory Commission of Alaska ("RCA") within the intrastate jurisdiction and the Federal Communications Commission ("FCC") within the interstate jurisdiction. Much of the interstate access revenue is initially recorded based on estimates. These estimates are derived from interim financial statements, available separations studies and the most recent information available about achieved rates of return. These estimates are subject to adjustment in future accounting periods as additional operational information becomes available. To the extent that disputes arise over revenue settlements, the Company's policy is to defer revenue collected until settlement methodologies are resolved and finalized. During the second quarter of 2002, the Company recognized as revenue $11,066 of previously deferred interstate access revenue and reversed $1,673 of interest expense previously accrued thereon as a result of a favorable ruling by the District of Columbia Court of Appeals related to a dispute on interstate access rates for the Anchorage market. At December 31, 2002 and 2001, the Company had liabilities of $20,548 and $31,748, respectively, related to its estimate of refundable access revenue.

Income Taxes

         The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes reflect the temporary differences between the financial and tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent that it is more likely than not that such deferred tax assets will not be realized. One of the acquired companies had a remaining unamortized regulatory investment tax credit of $695 at May 14, 1999, of which $195 and $197 was amortized against income in 2001 and 2000, respectively.

Regulatory Accounting and Regulation

         The local telephone exchange operations of the Company account for costs in accordance with the accounting principles for regulated enterprises prescribed by Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for the Effects of Certain Types of Regulation. This accounting recognizes the economic effects of rate regulation by recording cost and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, under SFAS No. 71, plant and equipment is depreciated over lives approved by regulators and certain costs and obligations are deferred based upon approvals received from regulators to permit recovery of such amounts in future years. Historically, lives approved for regulatory purposes have approximated economically useful lives. On July 21, 2002, the Company received an order from the RCA which appears to extend lives approved for rate-making purposes beyond the economically useful lives of the underlying assets. Management petitioned for reconsideration, and the RCA has agreed to take additional testimony. A final order on the matter is not expected until the second quarter of 2003. As of December 31, 2002 the Company has deferred as a regulatory asset $894 of costs incurred in connection with regulatory rate making proceedings, which will be amortized in future periods. If the Company were not following SFAS No. 71, these costs would have been charged to expense as incurred. Non-regulated revenues and costs incurred by the local telephone exchange operations and non-regulated operations of the Company are not accounted for under SFAS No. 71 principles.

         The local telephone exchange activities of the Company are subject to rate regulation by the FCC for interstate telecommunication service, and the RCA for intrastate and local exchange telecommunication service. The Company, as required by the FCC, accounts for such activity separately. Long distance services of the Company are subject to rate regulation as a non-dominant interexchange carrier by the FCC for interstate telecommunication services and the RCA for intrastate telecommunication services. Wireless, directory and Internet operations are not subject to rate regulation.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Change in Accounting Estimate

         During the third quarter of 2002, the Company changed its estimate of the useful lives of certain classes of assets, resulting in additional depreciation expense of $2,206, or $0.07 per share for the year ended December 31, 2002.

Comprehensive Income (Loss)

         Comprehensive income (loss) represents net income (loss) plus the results of certain stockholders' equity changes not reflected in the consolidated statements of operations. For 2002 and 2001, the Company has provided an income tax valuation allowance equal to the income tax benefit resulting from its other comprehensive loss. The Company's comprehensive loss is equal to its net loss for 2000.

Stock Incentive Plans

         The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for its stock incentive plans. Accordingly, no compensation cost has been recognized for options with exercise prices equal to or greater than fair value on the date of grant. No compensation costs were charged to operations in 2002, 2001 or 2000. If compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss and net loss per share on a pro forma basis for 2002, 2001 and 2000 would have been as follows:

                                             2002          2001          2000
                                          ----------    ----------    ----------
Net loss:
     As reported                          $ (185,247)   $  (11,238)   $  (25,205)
     Pro forma                              (186,702)      (12,706)      (26,867)

Net loss per share - basic and diluted:

     As reported                          $    (5.89)   $    (0.36)   $    (0.77)
     Pro forma                                 (5.93)        (0.40)        (0.82)

         The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for grants:

                                  2002          2001          2000
                               ----------    ----------    ----------
Risk free rate                       2.88%         4.45%         5.50%
Dividend yield                        0.0%          0.0%          0.0%
Expected volatility factor           60.8%         55.2%         52.5%
Expected option life (years)          6.1           5.9           6.1

Recent Accounting Pronouncements

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The recognition and measurement provisions are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 has no effect on our financial position, results of operations or cash flows.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

         On August 15, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for the Company's fiscal year beginning January 1, 2003. This statement requires, among other things, the accounting and reporting of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. Certain amounts included in accumulated depreciation will be redesignated as a regulatory liability. The Company is evaluating, but has not yet determined the impact of the adoption of this standard on its financial position, results of operations and cash flows.

         Effective January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses accounting and reporting of all long-lived assets, except goodwill, that are either held and used or disposed of through sale or other means (see Note 12).

         In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 will generally require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Accordingly, gains or losses from extinguishments of debt for fiscal years beginning after May 15, 2002 will not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the provisions of APB Opinion No. 30. Upon adoption, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods presented that does not meet the criteria of APB Opinion No. 30 for such classification will be reclassified to conform with the provisions of SFAS No. 145. Earlier application of the provisions of SFAS No. 145 related to the rescission of SFAS No. 4 is encouraged. SFAS No. 145 does not have any impact on the Company's results of operations for the current periods reported.

         In June 2002, FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not believe the adoption of this statement will have a material impact on its financial position, results of operations, or cash flows.

         On December 31, 2002, FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have plans to change to the fair value method of accounting for our stock based compensation. The disclosure requirements are now effective.

2.   ACQUISITIONS

         On September 30, 1999, the Company acquired a majority interest in Alaskan Choice Television, L.L.C., ("ACTV"). The cash purchase price was approximately $1,900. On February 14, 2000, the Company purchased the remaining one-third interest of ACTV for $3,042, including a $2,250 note payable. This acquisition has been accounted for using the purchase method and its operating results have been included in the consolidated statements of operations from the date of acquisition. On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations for all periods presented (See Note 12).

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


2.   ACQUISITIONS (CONTINUED)

         On June 16, 2000, the Company acquired a 100% interest in Internet Alaska, Inc. It previously held a minority interest of 28.5%. On July 6, 2001, The Company acquired the assets and business of Internet Plus. L.L.C., dba MosquitoNet, a Fairbanks based Internet service provider with approximately 5,000 customers. These acquisitions have been accounted for using the purchase method and the operating results from these acquisitions have been included in the consolidated statements of operations from the dates of acquisition. Pro forma information is not provided since the impact of these acquisitions does not have a material effect on the Company's financial position, results of operations and cash flows.

3.   ACCOUNTS RECEIVABLE

         Accounts receivable - trade consists of the following at December 31, 2002 and 2001:

                                               2002         2001
                                            ----------   ----------
Accounts receivable - trade:
     Customers                              $   37,638   $   33,613
     Connecting companies                       12,032       13,822
     Other                                       5,225        4,421
                                            ----------   ----------
                                                54,895       51,856
     Less allowance for doubtful accounts        6,075        4,944
                                            ----------   ----------
     Accounts receivable - trade, net       $   48,820   $   46,912
                                            ==========   ==========


4.   PROPERTY, PLANT AND EQUIPMENT

         Property, plant, and equipment consists of the following at December 31, 2002 and 2001:

                                                         2002         2001
                                                      ----------   ----------
Property, plant, and equipment:
     Land, buildings and support assets               $  192,832   $  178,736
     Central office switching and transmission           314,316      309,291
     Outside plant cable and wire facilities             499,720      486,352
     Wireless switching and transmission systems          51,538       40,224
     Other                                                 4,393        2,359
     Assets held for future use                            3,492           --
     Construction work in progress                        24,074       19,867
                                                      ----------   ----------
                                                       1,090,365    1,036,829
     Less accumulated depreciation and amortization      625,276      557,849
                                                      ----------   ----------
     Property, plant and equipment, net               $  465,089   $  478,980
                                                      ==========   ==========


         The following is a summary of property held under capital leases included in the above property, plant and equipment:

                                                         2002         2001
                                                      ----------   ----------
Property held under capital leases:
     Land, buildings and support assets               $   16,930   $   13,318
     Outside plant cable and wire facilities               2,710        2,710
                                                      ----------   ----------
                                                          19,640       16,028
     Less accumulated depreciation and amortization        6,612        4,810
                                                      ----------   ----------
     Property held under capital leases, net          $   13,028   $   11,218
                                                      ==========   ==========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


4.   PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

         Amortization of assets under capital leases included in depreciation expense in 2002, 2001 and 2000 is $2,333, $1,202, and $1,008, respectively.

         The Company leases various land, buildings, right-of-ways, and personal property under operating lease agreements. Rental expenses under operating leases for 2002, 2001 and 2000 were $3,733, $3,971, and $4,055, respectively.
Future minimum payments under these leases for the next five years and thereafter are as follows:

      2003               $  2,474
      2004                  1,971
      2005                  1,331
      2006                  1,014
      2007                    794
   Thereafter               1,954
                         --------
                         $  9,538
                         ========

5.   GOODWILL AND OTHER INTANGIBLE ASSETS

         Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with the guidelines of this accounting principle, goodwill and indefinite-lived intangible assets are no longer amortized but will be assessed for impairment on at least an annual basis. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

         Goodwill amortization, which was $7,741 and $7,510 for the years ended December 31, 2001 and 2000, respectively, ceased effective January 1, 2002. In the first quarter of 2002, pursuant to SFAS No. 142, the Company completed its reassessment of previously recognized intangible assets, and ceased amortization of indefinite-lived intangible assets.

         Wireless and PCS licenses have terms of 10 years, but are renewable indefinitely through a routine process involving a nominal fee. The Company has determined that no legal, regulatory, contractual, competitive, economic or other factors currently exist that limit the useful life of its wireless and PCS licenses. Therefore, the Company is no longer amortizing its wireless and PCS licenses based on the determination that these assets have indefinite lives. In accordance with SFAS No. 142, the Company will evaluate its determination of an indefinite useful life of its wireless and PCS licenses each reporting period. SFAS No. 142 requires that indefinite lived intangible assets be tested for impairment at least annually by comparing the fair value of the assets to their carrying amount. Upon adoption of SFAS No. 142 on January 1, 2002, the Company completed an impairment test for its wireless and PCS licenses that determined recognition of an impairment loss was not necessary, as the carrying value of its wireless and PCS licenses did not exceed their fair value. The Company performs its annual impairment test as of the beginning of the fourth quarter or more frequently if events or changes in circumstance indicate possible impairment. The Company determined the fair value of its wireless and PCS licenses for purposes of these tests primarily by first performing a market value comparison of similar licenses against their carrying value and then performing a discounted cash flow valuation of the reporting unit against its total carrying value, including these licenses.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

5. GOODWILL AND OTHER INTANGIBLE ASSETS (CONTINUED)

      SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level upon adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each reporting unit and compare it to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss would be recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment is then measured in the second step. The second step of the goodwill impairment test compares the implied fair value goodwill of the reporting unit with the carrying amount of that goodwill. The implied fair value of a reporting unit's goodwill is the excess of the fair value of a reporting unit over the amounts assigned to assets and liabilities. If the carrying value amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized in an amount equal to that excess.

      The Company has determined that its business segments constitute reporting units, with the exception of the Internet segment, which includes two reporting units. Those reporting units are (1) Internet service and (2) IP based private network service. The Company completed the initial step of impairment testing during the second quarter which indicated that goodwill recorded in the local telephone, Internet, and interexchange segments was impaired as of January 1, 2002. Due to the potential impairment, the Company then completed the second step of the test to measure the amount of the impairment. The Company determined the fair value of each reporting unit for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and estimated cost of capital for purposes of arriving at a discount factor. Based on that analysis, a transitional impairment loss of $105,350 was recognized as the cumulative effect of a change in accounting principle in the consolidated statement of operations. The income tax benefit of $39,540 was offset by a valuation allowance.

      The Company performed its annual impairment test as of the beginning of the fourth quarter of 2002. The Company determined the fair value of each reporting unit for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and estimated cost of capital for purposes of arriving at a discount factor. Based on comparing this discounted cash flow model to the carrying value of the reporting units, an impairment loss of $64,755 in the local telephone segment was recognized in the consolidated statement of operations for the year ended December 31, 2002. The Company attributes the impairment loss in the local telephone segment to competitively biased regulatory policy. On an ongoing basis, the Company expects to perform its annual impairment test during the fourth quarter absent any impairment indicators.

      In connection with the Company's adoption of a plan to discontinue its wireless cable television service segment during the first quarter of 2002, the goodwill of that segment was considered impaired, and an impairment charge of $3,165 is included with the results of discontinued operations.

      The changes in the carrying value of goodwill by segment for the year ended December 31, 2002 are as follows:

                                       Local
                                     Telephone       Wireless      Internet    Interexchange    All Other        Total
                                     ---------      ---------     ---------    -------------    ---------      ---------
Balance, December 31, 2001           $ 191,351      $   8,851     $   8,146      $     151      $  41,996      $ 250,495
Impairment losses included in
   discontinued operations                  --             --            --             --         (3,165)        (3,165)
Impairment losses - transitional       (97,053)            --        (8,146)          (151)            --       (105,350)
Impairment losses - annual test        (64,755)            --            --             --             --        (64,755)
                                     ---------      ---------     ---------      ---------      ---------      ---------
Balance, December 31, 2002           $  29,543      $   8,851     $      --      $      --      $  38,831      $  77,225
                                     =========      =========     =========      =========      =========      =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

5. GOODWILL AND OTHER INTANGIBLE ASSETS (CONTINUED)

      Provided below is a reconciliation of previously reported financial statement information to adjusted amounts that reflect the elimination of goodwill and indefinite-lived intangible amortization for the comparable years ended December 31, 2001 and 2000 prior to adoption of SFAS No. 142:

                                                      2001            2000
                                                   ----------      ----------
Reported net loss                                  $  (11,238)     $  (25,205)
   Add back:
      Goodwill amortization                             7,741           7,510
      Indefinite-lived intangible amortization            528             524
                                                   ----------      ----------
Adjusted net loss                                  $   (2,969)     $  (17,171)
                                                   ==========      ==========
Loss per share (basic and diluted):
   Reported net loss                               $    (0.36)     $    (0.77)
   Add back:
      Goodwill amortization                              0.25            0.23
      Indefinite-lived intangible amortization           0.02            0.01
                                                   ----------      ----------
Adjusted net loss per share                        $    (0.09)     $    (0.53)
                                                   ==========      ==========

      The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset as of December 31, 2002 based on the Company's reassessment of previously recognized intangible assets and their remaining amortization lives in accordance with the adoption of SFAS No. 142:

                                                             Gross
                                                            Carrying          Accumulated           Amortizable
                                                             Amount           Amortization             Life
                                                             ------           ------------             ----
Amortizable intangible assets:
    Customer list                                            $   915            $   275                  5
    Other intangible assets                                    2,625              1,593                  5
                                                             -------            -------
        Total amortizable intangible assets                  $ 3,540            $ 1,868
                                                             =======            =======
Indefinite-lived intangible assets:
    Cellular licenses                                        $18,194
    PCS licenses                                               3,323
    Domain names and trade names                                  80
                                                             -------
        Total indefinite-lived  intangible assets            $21,597
                                                             =======

           For amortizable intangible assets the total intangible amortization expense for the years ended December 31, 2002, 2001 and 2000 was $708, $616 and $525, respectively. The estimated amortization expense for each of the next five years ending December 31 is as follows:

2003                    $951
2004                    $446
2005                    $183
2006                    $ 92
2007                    $ --

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

6. ACCOUNTS PAYABLE, ACCRUED AND OTHER CURRENT LIABILITIES

      Accounts payable, accrued and other current liabilities consist of the following at December 31, 2002 and 2001:

                                                                            2002                       2001
                                                                           -------                    -------
Accounts payable - trade                                                   $11,435                    $10,138
Accrued payroll, benefits, and related liabilities                           6,413                      8,379
Accrued personal time off                                                    5,200                      5,207
Accrued interest                                                             6,392                      7,269
Refundable access revenue                                                    9,147                     22,688
Other                                                                       11,209                      9,400
                                                                           -------                    -------
Accounts payable, accrued and other current liabilities                    $49,796                    $63,081
                                                                           =======                    =======

7. LONG-TERM OBLIGATIONS

      Long-term obligations consist of the following at December 31, 2002 and 2001:

                                                                                       2002                          2001
                                                                                     ---------                     ---------
Senior credit facility term loan - tranche A                                         $ 148,500                     $ 150,000
Senior credit facility term loan - tranche B                                           148,500                       150,000
Senior credit facility term loan - tranche C                                           133,650                       135,000
9 3/8% senior subordinated notes due 2009                                              150,000                       150,000
13% senior discount debentures due 2011                                                 17,313                        17,313
Original issue discount - 13% senior discount debentures due 2011                       (2,381)                       (2,666)
Capital leases and other long-term obligations                                          12,181                        11,603
                                                                                     ---------                     ---------
                                                                                       607,763                       611,250
Less current portion                                                                     5,649                         4,823
                                                                                     ---------                     ---------
Long-term obligations, net of current portion                                        $ 602,114                     $ 606,427
                                                                                     =========                     =========

      The aggregate maturities of long-term obligations for each of the five years and thereafter subsequent to December 31, 2002 are as follows:

   2003                       $  5,649
   2004                          5,775
   2005                          4,976
   2006                        147,562
   2007                        144,624
Thereafter                     299,177
                              --------
                              $607,763
                              ========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

7. LONG-TERM OBLIGATIONS (CONTINUED)

Senior Credit Facility

      On May 14, 1999, the Company entered into a credit agreement with a syndicate of commercial banks which provide the Company's senior credit facility. The senior credit facility provides $435,000 of term loans and a revolving credit facility with a $75,000 line of credit, of which $430,650 is outstanding at December 31, 2002. The Company's obligations under the senior credit facility are unconditionally and irrevocably guaranteed, joint and severally, by the Company and its subsidiaries, and secured by collateral that includes substantially all of the Company and its subsidiaries' assets. The senior credit facility contains a number of restrictive covenants and events of default, including covenants limiting capital expenditures, incurrence of debt, and the payment of dividends, and requires the Company to achieve certain financial ratios. During the second quarter of 2002, the Company's lenders approved an amendment to its senior credit facility that, among other things, permits the Company to repurchase up to $15,000 of its outstanding common stock over the term of the Senior Credit Facility. As of December 31, 2002 and 2001 the Company was in compliance with all of the covenants of the senior credit facility.

      The tranche A term loan of $148,500 is repayable in annual principal payments of $1,500 which commenced on May 14, 2002 with the balance due on November 14, 2006. The loan bears interest at an annual rate equal (at the Company's option) to: (1) an adjusted London inter-bank offered rate ("LIBOR") plus 2.25% or (2) a rate equal to 1.75% plus the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1.00% or the federal funds rate plus .50%, in each case subject to reduction based on the Company's financial performance. The rate of interest in effect at December 31, 2002 and 2001 was 4.125% and 4.69%, respectively, and is based on the LIBOR rate option.

      The tranche B term loan of $148,500 is repayable in annual principal payments of $1,500 which commenced on May 14, 2002 with the balance due on November 14, 2007. The loan bears interest at an annual rate equal (at the Company's option) to: (1) LIBOR plus 3.00% or (2) a rate equal to 2.00% plus the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1.00% or the federal funds rate plus .50%. The rate of interest in effect at December 31, 2002 and 2001 was 4.88% and 5.44%, respectively, and is based on the LIBOR rate option.

      The tranche C term loan of $133,650 is repayable in annual principal payments of $1,350 which commenced on May 14, 2002 with the balance due on May 14, 2008. The loan bears interest at an annual rate equal (at the Company's option) to: (1) LIBOR plus 3.25% or (2) a rate equal to 2.25% plus the greater of the administrative agent's prime rate, a certificate of deposit rate plus 1.00% or the federal funds rate plus .50%. The rate of interest in effect at December 31, 2002 and 2001 was 5.06% and 7.06%, respectively, and is based on the LIBOR rate option.

      The senior credit facility also provides a revolving credit facility in the amount of $75,000 which is available, in part, for up to $25,000 in letters of credit and up to $10,000 in the form of swingline loans. This revolving facility is available through May 15, 2006 and outstanding balances thereunder will bear interest at an annual interest rate option equivalent to that provided under tranche A. There were no amounts outstanding under this revolving credit facility as of December 31, 2002 and 2001.

      On July 24, 1999 the Company entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its floating rate long-term debt. This agreement fixed at 5.99% the underlying variable rate on one-half of the borrowings under the senior credit facility, or $217,500, expiring in June 2004. The differential to be paid or received is recorded as interest expense in the consolidated statement of operations in the period in which it is recognized. The Company is exposed to credit losses from counterparty nonperformance, but does not anticipate any such nonperformance.

      Senior Subordinated Notes

      On May 14, 1999, the Company issued $150,000 in aggregate principal amount of 9 3/8 % senior subordinated notes due 2009. Interest on the notes is payable semi-annually on May 15 and November 15. The notes will mature on May 15, 2009, and are redeemable, in whole or in part, at the option of the Company, at any time on or after May 15, 2004 at 104.688% of the principal amount declining to 100% of the principal amount on or after May 15, 2007. The notes contain a number of restrictive covenants, including covenants limiting incurrence of debt and the payment of dividends. As of December 31, 2002 and 2001 the Company was in compliance with all the covenants of the notes.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

7. LONG-TERM OBLIGATIONS (CONTINUED)

      Senior Discount Debentures

      On May 14, 1999 the Company issued senior discount debentures due May 15, 2011. Interest accrues at 13.00% and is payable at the Company's option semiannually on May 15 and November 15, commencing May 15, 2000 until May 15, 2004 when the Company will be required to semiannually pay interest. The outstanding debentures are redeemable, in whole or in part, at the option of the Company, at any time on or after May 15, 2004 at 106.5% of the principal amount declining to 100% of the principal amount on or after May 15, 2009. The debentures contain a number of restrictive covenants, including covenants limiting incurrence of debt and the payment of dividends. As of December 31, 2002 and 2001 the Company was in compliance with all the covenants of the debentures.

      Capital leases and other long-term obligations

      The Company has entered into various capital leases and other debt agreements totaling $12,181 and $11,603 with a weighted average interest rate of 8.05% and 8.74% at December 31, 2002 and 2001, respectively.

8. OTHER DEFERRED CREDITS AND LONG-TERM LIABILITIES:

      Deferred credits and other long-term liabilities consist of the following at December 31, 2002 and 2001:

                                                                          2002                       2001
                                                                         -------                    -------
Refundable access revenue                                                $11,401                    $ 9,060
Interest rate swap, marked to market                                      14,152                     11,437
Additional pension liability                                               6,285                      4,147
Other deferred credits                                                     1,092                        359
                                                                         -------                    -------
    Total deferred credits and other long-term liabilities               $32,930                    $25,003
                                                                         =======                    =======

9. LOCAL TELEPHONE OPERATING REVENUE

      Local telephone operating revenues consisted of the following for the years ended December 31, 2002, 2001 and 2000:

                                                                   2002                         2001                        2000
                                                                  --------                    --------                    --------
Local network service                                             $ 99,512                    $ 96,270                    $ 94,098
Network access revenue                                             108,335                     102,977                     105,172
Deregulated revenue and other                                       18,600                      22,164                      22,998
                                                                  --------                    --------                    --------
      Total local telephone operating revenues                    $226,447                    $221,411                    $222,268
                                                                  ========                    ========                    ========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

10. UNUSUAL CHARGES

      During 2000, the Company recorded $5,288 of unusual charges, consisting of the following:

                                                            2000
                                                           ------
Costs incurred in attempted acquisition                    $1,451
Severance and restructuring costs                           3,019
Legal settlement                                              818
                                                           ------
                                                           $5,288
                                                           ======

      During 2000, the Company attempted to acquire the Matanuska Telephone Association, a cooperative telephone association located in Alaska. The acquisition was subject to approval by a vote of the membership of the cooperative association requiring a super majority, which was held in September of 2000. The membership of the association voted to approve the acquisition but failed to achieve the required super majority. The Company had incurred $1,451 of legal, consulting and other out of pocket costs associated with the attempted acquisition which were charged to expense during September 2000. The Company also recorded $3,019 related to severance and restructuring charges under several plans adopted during 2000. In December 2000, the Company settled out of court a claim by a vendor that arose from an undisclosed contractual obligation it incurred in the purchase of the Company's operations in May 1999, resulting in a charge to expense of $818.

11. INCOME TAXES

      The Company's combined federal income and state effective income tax rate from continuing operations was a benefit of 0.0%, 1.7%, and 0.8% in 2002, 2001 and 2000, respectively. The difference between taxes calculated as if the statutory federal rate of 34% was applied to loss from continuing operations before income tax and the recorded tax benefit is reconciled as follows:

                                                                    2002               2001               2000
                                                                  --------           --------           --------
Computed federal income taxes at the 34% statutory rate           $(24,570)          $ (3,303)          $ (8,579)
      Increase (reduction) in tax resulting from:
           State income taxes (net federal benefit)                 (4,144)              (628)            (1,438)
           Original issue discount interest                            194                182                211
           Amortization of investment tax credits                       --               (195)              (197)
           Prior year adjustment                                       313                 --                 --
           Other                                                       495                277                (31)
           Valuation allowance - book net operating loss            27,712              3,472              9,837
                                                                  --------           --------           --------
Total income tax benefit                                          $     --           $   (195)          $   (197)
                                                                  ========           ========           ========

      The benefit for income taxes is summarized as follows:

                                               2002          2001            2000
                                               ----          ----            ----
Current:
      Federal income tax                        $--          $  --           $  --
      State income tax                           --             --              --
                                                ---          -----           -----
           Total current                         --             --              --
                                                ---          -----           -----
Deferred:
      Federal income tax                         --             --              --
      State income tax                           --             --              --
                                                ---          -----           -----
           Total deferred                        --             --              --
Amortization of investment tax credits           --           (195)           (197)
                                                ---          -----           -----
Total income tax benefit                        $--          $(195)          $(197)
                                                ===          =====           =====

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

11. INCOME TAXES (CONTINUED)

      The effect of significant items comprising the Company's net deferred tax liability at 34% were as follows:

                                                                      2002                2001                2000
                                                                    ---------           ---------           ---------
Deferred tax liabilities - long-term:
          Property, plant and equipment                             $ (20,786)          $ (20,380)          $ (16,338)
          Intangibles                                                      --             (13,105)             (7,235)
          Other                                                           (88)                 --                (169)
                                                                    ---------           ---------           ---------
Total long-term deferred tax liabilities                              (20,874)            (33,485)            (23,742)
                                                                    ---------           ---------           ---------
Deferred tax assets:
     Current:
          Accrued compensation                                          4,249               4,081               5,329
          Accrued bad debts                                             2,827               2,172               4,825
          Interest rate swap mark to market                             5,661               4,575                  --
          Minimum pension liability adjustment                          1,893                 957                  --
          Other                                                           987                 622                 150
                                                                    ---------           ---------           ---------
     Total current deferred tax assets                                 15,617              12,407              10,304
                                                                    ---------           ---------           ---------
     Long-term:
          Net operating loss carryforwards from operations             58,728              50,284              32,598
          Intangibles                                                  46,734                  --                  --
          Debt issuance cost                                            1,335                  --                  --
          Original issue discount                                          --                  --                 503
                                                                    ---------           ---------           ---------
     Total long-term deferred tax assets                              106,797              50,284              33,101
                                                                    ---------           ---------           ---------
Total deferred tax assets                                             122,414              62,691              43,405
                                                                    ---------           ---------           ---------
     Valuation allowance                                             (101,540)            (29,206)            (19,513)
                                                                    ---------           ---------           ---------
Net deferred tax asset                                              $      --           $      --           $     150
                                                                    =========           =========           =========

      The Company has available at December 31, 2002 unused operating loss carryforwards of $146,819 that may be applied against future taxable income and that expire as shown below. Per the schedule below the total Net Operating Loss ("NOL") is made up of NOLs generated by the consolidated group and NOLs obtained with the 2000 acquisition of Internet Alaska. The Internet Alaska NOLs are limited by special rules known as Separate Return Limitation Year ("SRLY") rules. SRLY NOLs can only be used in years that both the Consolidated Group and the entity that created the SRLY NOLs have taxable income. The tax benefits derived from the utilization of the SRYL NOLs will increase retained earnings.

                 Internet                                   Total
  Year of        Alaska's      Unused Operating        Unused Operating
Expiration         SRLY       Loss Carryforwards     Loss Carryforwards
----------       --------     ------------------     ------------------
   2017          $     27          $     --              $     27
   2018               328                42                   370
   2019               852            18,413                19,265
   2020             2,631            54,144                56,775
   2021                --            48,354                48,354
   2022                --            22,028                22,028
                 --------          --------              --------
                 $  3,838          $142,981              $146,819
                 ========          ========              ========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

12. DISCONTINUED OPERATIONS

      On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, for all periods presented and the assets and liabilities of the disposal group have been written down to their fair value, net of expected selling expense. The income tax benefit in all years was offset by a valuation allowance. The following discloses the results of the discontinued operations for years ended December 31, 2002, 2001 and 2000:

                                                       2002               2001              2000
                                                      -------           -------           -------
Operating revenue                                     $   716           $   960           $ 1,131
Operating expense                                       1,255             2,555             1,968
                                                      -------           -------           -------
Operating loss                                           (539)           (1,595)             (837)
Interest expense                                          (33)             (126)             (151)
Other                                                      --                 3                71
                                                      -------           -------           -------
Loss from operations of discontinued segment             (572)           (1,718)             (917)
Write down of net assets to fair value                 (7,060)               --                --
                                                      -------           -------           -------
Loss from discontinued operations                     $(7,632)          $(1,718)          $  (917)
                                                      =======           =======           =======

      Assets held for sale December 31, 2002 consist of the following:

Accounts receivable, net of allowance of $42          $  50
Other current assets                                      7
Property, plant and equipment                           201
Intangible assets                                        85
Current liabilities                                     (82)
                                                      -----
Assets held for sale                                  $ 261
                                                      =====

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

13. EARNINGS PER SHARE

      Earnings per share is based on weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. The Company includes dilutive stock options based on the treasury stock method. Due to the Company's reported net losses, common equivalent shares, which consisted of 3,606 and 3,998 options granted to employees, were anti-dilutive for the years ended December 31, 2001 and 2000, respectively. The following table sets forth the computation of basic and diluted earnings per share for the years ending December 31, 2002, 2001 and 2000.

                                                                        2002                  2001                  2000
                                                                     -----------           -----------           -----------
Numerator:
        Loss from continuing operations                              $   (72,265)          $    (9,520)          $   (24,288)
        Loss from discontinued operations                                 (7,632)               (1,718)                 (917)
                                                                     -----------           -----------           -----------
        Loss before cumulative effect of change
                in accounting principle                                  (79,897)              (11,238)              (25,205)
        Cumulative effect of change in accounting principle             (105,350)                   --                    --
                                                                     -----------           -----------           -----------
        Net loss                                                     $  (185,247)          $   (11,238)          $   (25,205)
                                                                     ===========           ===========           ===========
Denominator:
        Weighted average shares outstanding - basic                       31,464                31,523                32,654
        Dilutive potential common shares - stock options                      10                    --                    --
                                                                     -----------           -----------           -----------
        Weighted average shares outstanding - diluted                     31,474                31,523                32,654
                                                                     ===========           ===========           ===========
Basic earnings per share:
        Loss from continuing operations                              $     (2.30)          $     (0.30)          $     (0.74)
        Loss from discontinued operations                                  (0.24)                (0.06)                (0.03)
                                                                     -----------           -----------           -----------
        Loss before cumulative effect of change
                in accounting principle                                    (2.54)                (0.36)                (0.77)
        Cumulative effect of change in accounting principle                (3.35)                   --                    --
                                                                     -----------           -----------           -----------
        Net loss                                                     $     (5.89)          $     (0.36)          $     (0.77)
                                                                     ===========           ===========           ===========
Diluted earnings per share:
        Loss from continuing operations                              $     (2.30)          $     (0.30)          $     (0.74)
        Loss from discontinued operations                                  (0.24)                (0.06)                (0.03)
                                                                     -----------           -----------           -----------
        Loss before cumulative effect of change
                in accounting principle                                    (2.54)                (0.36)                (0.77)
        Cumulative effect of change in accounting principle                (3.35)                   --                    --
                                                                     -----------           -----------           -----------
        Net loss                                                     $     (5.89)          $     (0.36)          $     (0.77)
                                                                     ===========           ===========           ===========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

14. STOCK INCENTIVE PLANS

      Under various plans, ACS Group, through the Compensation Committee of the Board of Directors, may grant stock options, stock appreciation rights and other awards to officers, employees and non-employee directors. At December 31, 2002, ACS Group has reserved a total of 6,060 shares of authorized common stock for issuance under the plans. In general, options under the plans vest ratably over three, four or five years and the plans terminate in approximately 10 years. On April 3, 2002, ACS Group merged the ALEC Holdings, Inc. 1999 Stock Incentive Plan into the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan.

Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan

      ACS Group has reserved 4,910 shares under this plan, which was adopted by the Company in November 1999. At December 31, 2002, 5,712 options have been granted, 1,897 have been forfeited, 441 have been exercised, and 1,095 shares are available for grant under the plan.

      Information on outstanding options for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

                                                           2002                  2001                   2000
                                                    -----------------      -----------------      ------------------
                                                               Weighted              Weighted                 Weighted
                                                               Average               Average                  Average
                                                  Number of    Exercise   Number of  Exercise    Number of    Exercise
                                                    Shares      Price      Shares      Price      Shares       Price
                                                    ------      -----      ------      -----      ------       -----
Outstanding, January 1                              3,606      $ 7.47      3,998      $ 7.55      3,154      $ 6.15
Granted                                               278        7.82        260        6.81      1,752       10.03
Exercised                                             (76)       6.08       (128)       6.03       (198)       6.96
Canceled or expired                                  (434)       8.13       (524)       8.43       (710)       7.92
                                                   ------                 ------                 ------
Outstanding, December 31                            3,374        7.52      3,606        7.47      3,998        7.55
                                                   ======                 ======                 ======
Options exercisable at December 31                  2,632        7.33      2,208        7.11      1,728        6.72
Weighted average fair value of options granted                   4.57                   3.93                   5.66

      The outstanding options at December 31, 2002 have the following characteristics:

                                            Outstanding Options                        Exercisable Options
                                 ------------------------------------------         -------------------------
                                                    Weighted         Weighted                          Weighted
                                                    Average          Average                           Average
                                Number of          Remaining         Exercise         Number           Exercise
Range of Exercise Prices         Shares          Life (Years)         Price         Exercisable         Price
------------------------         ------          ------------         -----         -----------         -----
$5.50 - $8.00                     2,812              6.39            $ 6.19            2,224            $ 6.08
$8.58 - $12.63                       18              7.47             12.63               12             12.63
$14.20                              544              7.12             14.20              396             14.20

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

14. STOCK INCENTIVE PLANS (CONTINUED)

ACS Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

      The non-employee director stock compensation plan was adopted by ACS Group in November 1999. ACS Group has reserved 150 shares under this plan. At December 31, 2002, 110 shares have been awarded and 40 shares are available for grant under the plan. For the years ended December 31, 2002, 2001, and 2000, directors were required to receive not less than 25% of their annual retainer and meeting fees in the form of ACS Group's stock, and may have elected to receive up to 100% of director's compensation in the form of stock. Starting in 2003, directors no longer have the option of receiving stock and will receive all of their annual retainer and meeting fees in cash.

      During the year ended December 31, 2002, 58 shares under the plan were awarded to directors, of which 34 were elected to be deferred until termination of service by the directors. During the year ended December 31, 2001, 26 shares under the plan were awarded to directors, of which 19 were elected to be deferred until termination of service by the directors. During the year ended December 31, 2000, 26 shares under the plan were awarded to directors, of which 13 were elected to be deferred until termination of service by the directors.

Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan

      This plan was also adopted by ACS Group in November 1999. ACS Group has reserved 1,000 shares under this plan. At December 31, 2002, 632 shares are available for issuance and sale. The plan will terminate on December 31, 2009. All ACS Group employees and all of the employees of designated subsidiaries generally will be eligible to participate in the purchase plan, other than employees whose customary employment is 20 hours or less per week or is for not more than five months in a calendar year, or who are ineligible to participate due to restrictions under the Internal Revenue Code.

      On December 31, 2002, 97 shares were issued under the plan. On June 30, 2002, 53 shares were issued under the plan. On December 31, 2001, 38 shares were issued under the plan. On June 29, 2001, 48 shares were issued under the plan. On December 29, 2000, 67 shares were issued under the plan. On June 30, 2000, 65 shares were issued under the plan.

      A participant in the purchase plan may authorize regular salary deductions of a maximum of 15% and a minimum of 1% of base compensation. The fair market value of shares which may be purchased by any employee during any calendar year may not exceed $25. The amounts so deducted and contributed are applied to the purchase of full shares of common stock at 85% of the lesser of the fair market value of such shares on the date of purchase or on the offering date for such offering period. The offering dates are January 1 and July 1 of each purchase plan year, and each offering period will consist of one six-month purchase period. The first offering period under the plan commenced on January 1, 2000. Shares are purchased on the open market or issued from authorized but unissued shares on behalf of participating employees on the last business days of June and December for each purchase plan year and each such participant has the rights of a stockholder with respect to such shares. During the year ended December 31, 2002 approximately 15% of eligible employees elected to participate in the plan.

15. RETIREMENT PLANS

      Pension benefits for substantially all of the Company's employees are provided through the Alaska Electrical Pension Plan ("AEPP"). The Company pays a contractual hourly amount based on employee classification or base compensation. As a multi-employer defined contribution plan, the accumulated benefits and plan assets are not determined for or allocated separately to the individual employer. The Company's portion of the plan's pension cost for 2002, 2001 and 2000 was $13,390, $11,830, and $10,978, respectively.

      The Company also provides a 401(k) retirement savings plan covering substantially all of its employees. The plan allows for discretionary matching contributions as determined by the Board of Directors, subject to Internal Revenue Code limitations. There was no matching contribution for 2002, 2001 or 2000.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


15.   RETIREMENT PLANS (CONTINUED)

      The Company also has a separate defined benefit plan that covers certain employees previously employed by Century Telephone Enterprise, Inc. ("CenturyTel Plan"). This plan was transferred to the Company in connection with the acquisition of CenturyTel's Alaska Properties. Existing plan assets and liabilities of the CenturyTel Plan were transferred to the ACS Retirement Plan on September 1, 1999. Accrued benefits under the ACS Retirement Plan were determined in accordance with the provisions of the CenturyTel Plan. Upon completion of the transfer to the Company, covered employees ceased to accrue benefits under the plan. On November 1, 2000 the ACS Retirement Plan was amended to conform early retirement reduction factors and various other terms to those provided by the AEPP. As a result of this amendment, prior service cost of $1,992 was recorded and will be amortized over the expected service life of the plan participants at the date of the amendment. The Company uses the traditional unit credit method for the determination of pension cost for financial reporting and funding purposes and complies with the funding requirements under the Employee Retirement Income Security Act of 1974 ("ERISA"). Since the plan is adequately funded under ERISA, no contribution was made in 2002, 2001 or 2000.

      The following table represents the net periodic pension expense (benefit) for the ACS Retirement Plan for 2002, 2001 and 2000:

                                             2002        2001        2000
                                            -----       -----       -----
Interest cost                               $ 680       $ 627       $ 447
Expected return on plan assets               (723)       (773)       (813)
Amortization of gain/loss                     260          30          --
Amortization of prior year service costs      203         203          34
                                            -----       -----       -----
Net periodic pension expense (benefit)      $ 420       $  87       $(332)
                                            =====       =====       =====

      The following is a reconciliation of the beginning and ending balances for 2002 and 2001 for the projected benefit obligation and the plan assets of the ACS Retirement Plan:

                                                     2002           2001
                                                     ----           ----
Change in projected benefit obligation:
  Projected benefit obligation at
  beginning of year                                $  9,108       $  8,600
  Amortization of prior service cost                   (203)          (203)
  Interest cost                                         680            627
  Actuarial loss                                      1,279            215
  Benefits paid                                        (249)          (131)
                                                   --------       --------
  Projected benefit obligation at end of year      $ 10,615       $  9,108
                                                   ========       ========

Change in plan assets
  Fair value of plan assets at
  beginning of year                                $  8,736       $  9,257
  Return on plan assets                                (803)          (390)
  Benefits paid                                        (249)          (131)
                                                   --------       --------
  Fair value of plan assets at end of year         $  7,684       $  8,736
                                                   ========       ========

      The following table represents the funded status of the ACS Retirement Plan at December 31, 2001 and 2000:

                                       2002           2001
                                       ----           ----
Projected benefit obligation         $(10,615)      $ (9,108)
Plan assets at fair value               7,684          8,736
                                     --------       --------
Funded Status                          (2,931)          (372)
                                     --------       --------
Unrecognized prior service cost         1,551          1,755
Unrecognized net loss                   4,734          2,392
                                     --------       --------
Net amount recognized                $  3,354       $  3,775
                                     ========       ========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


15.   RETIREMENT PLANS (CONTINUED)

      The net amounts recognized in the balance sheet were classified as follows at December 31, 2002 and 2001:

                                            2002          2001
                                            ----          ----
Accrued benefit liability                 $(2,931)      $  (372)
Intangible asset                            1,551         1,755
Accumulated other comprehensive loss        4,734         2,392
                                          -------       -------
Net amount recognized                     $ 3,354       $ 3,775
                                          =======       =======

      The actuarial assumptions used to account for the plan as of December 31, 2002 and 2001 are as follows:

                                         2002          2001
                                         ----          ----
Discount rate                            6.75%         7.25%
Expected return on assets                8.50%         8.50%
Rate of compensation increase            0.00%         0.00%

      The Company also has a separate executive post retirement health benefit plan. The Alaska Communications Systems Executive Retiree Health Benefit Plan ("The ACS Health Plan") was adopted by the Company in November 2001 and amended in October 2002. The ACS Health Plan covers a select group of management or highly compensated employees. The group of eligible employees is selected by a committee appointed by the Compensation Committee of ACS Group's Board of Directors. Each eligible employee must complete 10 years of service and be employed by the Company in the capacity of an executive officer for a minimum of 36 consecutive months immediately preceding retirement. The ACS Health Plan provides a graded subsidy for medical, dental, and vision coverage. The amendment revised the premium subsidy, added a premium subsidy cap and suspends retirees' benefits from the ACS Health Plan during any period the retiree has access to employer health benefits. The Company uses the projected unit credit method for the determination of post retirement health cost for financial reporting and funding purposes and complies with the funding requirements under ERISA. The Company made a contribution of $128 to the ACS Health Plan during 2001.

      The following represents the net periodic postretirement benefit expense for the ACS Health Plan for 2002 and 2001:

                                                      2002       2001
                                                      ----       ----
Service cost                                          $ 69       $ 11
Interest cost                                           40          6
Expected return on plan assets                         (11)        --
Amortization of prior service cost                      24          4
                                                      ----       ----
Net periodic postretirement benefit expense           $122       $ 21
                                                      ====       ====

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


15.   RETIREMENT PLANS (CONTINUED)

      The following is a reconciliation of the beginning and ending balanced for 2002 and 2001 for the projected benefit obligation and the plan assets for the ACS Health Plan:

                                                                                2002        2001
                                                                                ----        ----
Change in accumulated postretirement benefit obligation:
  Accumulated postretirement benefit obligation at beginning of the year:      $ 588       $  --
  Plan adoption                                                                   --         586
  Plan amendment                                                                (440)         --
  Service cost                                                                    69          11
  Interest cost                                                                   40           6
  Actuarial (gain)/loss                                                           11         (15)
                                                                               -----       -----
  Accumulated postretirement benefit obligation at end of the year:            $ 268       $ 588
                                                                               =====       =====

Change in plan assets:
  Fair value of plan assets at beginning of year                               $ 128       $  --
  Employer contributions                                                          --         128
  Return on plan assets                                                           (1)         --
                                                                               -----       -----
  Fair value of plan assets at end of year                                     $ 127       $ 128
                                                                               =====       =====

      The following table represents the funded status of the ACS Health Plan at December 31, 2002 and 2001:

                                                    2002        2001
                                                    ----        ----
Accumulated postretirement benefit obligation      $(268)      $(588)
Plan assets at fair value                            127         128
                                                   -----       -----
Funded status                                       (141)       (460)
                                                   -----       -----
Unrecognized prior service cost                      118         582
Unrecognized net (gain) or loss                        7         (15)
                                                   -----       -----
Prepaid (accrued) benefit costs                    $ (16)      $ 107
                                                   =====       =====

      The actuarial assumptions used to account for the ACS Health Plan as of December 31, 2002 and 2001 is an assumed discount rate of 6.75% and 7.25%, respectively, and an expected long term rate of return on plan assets of 8.50%. For measurement purposes, the assumed annual rates of increases in health care costs is as follows:

      Year           Pre 65 premiums       Post 65 premiums
      ----           ---------------       ----------------
        1                      7.00%                  10.00%
        2                      7.00%                   9.00%
        3                      7.00%                   8.00%
        4                      7.00%                   7.00%
5 and thereafter               7.00%                   7.00%

      Assumed health care cost trend rates have a significant effect on the amounts reported for the ACS Health Plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects for 2002:

                                                            +1%      -1%
                                                            ---      ---
Effect on total of service and interest cost components     13      (12)
Effect on accumulated postretirement benefit obligation     71      (64)

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


16.   BUSINESS SEGMENTS

      The Company has four reportable segments: local telephone, wireless, Internet and interexchange. Local telephone provides landline telecommunications services, and consists of local telephone service, network access and deregulated and other revenue; wireless provides wireless telecommunications service; Internet provides Internet service and advanced IP based private networks; and interexchange provides switched and dedicated long distance services. Each reportable segment is a strategic business under separate management and offering different services than those offered by the other segments. The Company evaluates the performance of its segments based on operating income (loss).

      Previously, the Company reported its Directories Business as a separate segment. The Company sold an 87.42% interest in its Directories Business during the second quarter of 2003 and is no longer directly engaged in day-to-day management of that business. Therefore, the Directories Business no longer constitutes a reportable segment. Accordingly, the historical operating results for the Directories Business are included in "All Other" in the accompanying tables. The Company also has a wireless cable television service segment that did not meet the criteria for a reportable segment and was previously included in "All Other" that is now reported as discontinued operations.

      The Company also incurs interest expense, interest income, equity in earnings of investments, goodwill amortization in 2001 and 2000 on the original May 14, 1999 purchases, goodwill impairment losses and other operating and non operating income and expense at the corporate level which are not allocated to the business segments, nor are they evaluated by the chief operating decision maker in analyzing the performance of the business segments. These non operating income and expense items are provided in the accompanying table under the caption "All Other" in order to assist the users of these financial statements in reconciling the operating results and total assets of the business segments to the consolidated financial statements. Common use assets are held at either the Company or ACS Holdings and are allocated to the business segments based on operating revenue. Included in the caption "All Other" are also the net assets held for sale of $261 and other net liabilities of the discontinued operation that would not be sold of $5,941. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

      The following table illustrates selected financial data for each segment as of and for the year ended December 31, 2002:

                                      Local                                    Inter-         All
                                    Telephone     Wireless      Internet      exchange       Other      Eliminations     Total
                                    ---------     --------      --------      --------       -----      ------------     -----
Operating revenues                  $ 226,447    $  43,233     $  20,848     $  29,708     $  58,411     $ (35,145)    $ 343,502
Depreciation and amortization          55,498        5,541         6,744         2,256        12,901            --        82,940
Operating income (loss)                32,005        3,647       (21,468)       (1,250)      (35,622)          (76)      (22,764)
Interest expense                          435           (5)         (146)         (330)      (51,658)           --       (51,704)
Interest income                             3            3            --             2         2,416            --         2,424
Income tax provision (benefit)         13,214        1,527            --            --       (14,741)           --            --
Income (loss) from
 continuing operations                 19,199        2,113       (21,619)       (1,583)      (70,299)          (76)      (72,265)
Total assets                          524,322       83,601       (27,156)        7,412        14,441            --       602,620
Capital expenditures                   31,186       14,007        16,604           228         9,439            --        71,464

      Operating revenues disclosed above include intersegment operating revenues of $22,634 for local telephone, $1,786 for wireless, $13,965 for interexchange and $1,400 for all other. In accordance with SFAS No. 71, intercompany revenues between local telephone and non-local telephone operations are not eliminated above.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


16.   BUSINESS SEGMENTS (CONTINUED)

      The following table illustrates selected financial data for each segment as of and for the year ended December 31, 2001:

                                    Local                                    Inter-          All
                                  Telephone      Wireless      Internet     exchange        Other      Eliminations     Total
                                  ---------      --------      --------     --------        -----      ------------     -----
Operating revenues                $ 221,411     $  41,923     $  13,726     $  30,795     $  50,942     $ (26,582)    $ 332,215
Depreciation and amortization        53,242         5,626         2,606         2,284        15,350            --        79,108
Operating income (loss)              34,794         5,084        (9,504)       (1,752)       18,501            --        47,123
Interest expense                     (1,716)          (36)          (97)         (302)      (58,006)           --       (60,157)
Interest income                          13            14            --            --         1,963            --         1,990
Income tax provision (benefit)       13,534         2,164            --            --       (15,893)           --          (195)
Income (loss) from
 continuing operations               19,560         2,966        (9,591)       (2,049)      (20,406)           --        (9,520)
Total assets                        652,481       106,851         3,622        28,758       109,802            --       901,514
Capital expenditures                 45,635         5,786        16,319        19,787            55            --        87,582

      Operating revenues disclosed above include intersegment operating revenues of $21,677 for local telephone, $1,603 for wireless, $2 for Internet, $13,851 for interexchange and $1,400 for all other. In accordance with SFAS No. 71, intercompany revenues between local telephone and non-local telephone operations are not eliminated above.

      The following table illustrates selected financial data for each segment as of and for the year ended December 31, 2000:

                                    Local                                     Inter-         All
                                  Telephone      Wireless      Internet      exchange       Other      Eliminations      Total
                                  ---------      --------      --------      --------       -----      ------------      -----
Operating revenues                $ 222,268     $  41,205     $   9,172     $  19,773     $  45,765     $ (24,656)    $ 313,527
Depreciation and amortization        56,912         5,029         1,495         1,345         6,974            --        71,755
Operating income (loss)              31,751         6,414        (8,760)       (1,325)        5,688            --        33,768
Interest expense                     (1,046)          (11)         (109)         (312)      (63,081)           --       (64,559)
Interest income                         105           215            --            --         6,498            --         6,818
Income tax provision (benefit)        7,913         2,703            --            --       (10,813)           --          (197)
Income (loss) from
 continuing operations               22,814         3,944        (8,863)       (1,631)      (40,552)           --       (24,288)
Total assets                        633,799       106,878        25,070        43,568        98,970            --       908,285
Capital expenditures                 53,974        11,505         3,252         3,030           492            --        72,253

      Operating revenues disclosed above include intersegment operating revenues of $9,840 for local telephone, $937 for wireless, $2 for Internet and $13,208 for interexchange. In accordance with SFAS No. 71, intercompany revenues between local telephone and non-local telephone operations are not eliminated above.

17. RELATED PARTY TRANSACTIONS

      Fox Paine & Company, ACS Group's majority stockholder, receives an annual management fee in the amount of 1% of the Company's net income before interest expense, interest income, income taxes, depreciation and amortization, and equity in loss of investments, calculated without regard to the fee. The management fee expense for 2002, 2001 and 2000 was $1,316, $1,285, and $1,169,
respectively. The management fee payable at 2002 and 2001 was $1,319 and $1,303, respectively.

      On April 17, 2001, the Company issued an interest bearing note receivable to an officer totaling $328. The note bears interest at the Mid-Term Applicable Federal Rate, which was 3.26% as of December 31, 2002, and is due on April 15, 2005. The note is secured by a pledge of 100 shares of ACS Group's stock held in the officer's name. In accordance with an addendum to the officer's employment agreement dated May 3, 2001, the loan will be forgiven ratably over a three year period on its anniversary date ending on April 16, 2004. Accordingly, $114 was forgiven on April 16, 2002 and recognized as compensation expense. The note balance, including accrued interest, was $235 and $339 as of December 31, 2002 and 2001, respectively.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


18. ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

      Commencing January 1, 2001, The Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and its corresponding amendments under SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in fair value of a derivative depends on the intended use of the derivative, and its designation as a hedge. Derivatives that are not hedges must be adjusted to fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in fair value of derivatives either offset the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or are recognized in other comprehensive income until the hedged transaction is recognized in earnings. The change in a derivative's fair value related to the ineffective portion of a hedge, if any, is immediately recognized in earnings.

      As a result of adopting SFAS No. 133, the Company recognized as an asset at January 1, 2001, a cumulative transition adjustment of $1,243 related to marking to fair value a designated cash flow hedge in the form of a interest rate swap. The cumulative unrealized gain from the transition adjustment was recorded as a credit to other comprehensive income within the Consolidated Statements of Stockholders' Equity. As of December 31, 2002 and 2001, the fair value of the swap has declined to a liability of $14,152 and $11,437, respectively, which is recorded in other deferred credits and long-term liabilities on the Company's Consolidated Balance Sheets. The fair value of the Company's interest rate swap agreement represents the estimated amount the Company would receive or pay to terminate the agreement, calculated based on the present value of expected payments or receipts based on implied forward rates in the LIBOR yield curve at the end of the year. The realized gains and losses of the swap and its associated hedged long-term debt are recorded net in interest expense on the Company's Consolidated Statements of Operations. For the years ended December 31, 2002 and 2001, realized changes in the fair value of the cash flow hedge amounted to a charge of $9,046 and $3,653, of which the ineffective portion was $59 and $247, respectively. Both the realized effective and ineffective components of the cash flow hedge were recorded as an increase to interest expense. Assuming a weighted average variable rate based on implied forward rates in the LIBOR yield curve as of December 31, 2002, $10,040 would be charged to earnings as interest expense as a result of projected realized changes in fair value of the cash flow hedge expected to occur in 2003. The swap agreement currently in place expires on June 24, 2004.

      The Company maintains an interest rate risk management strategy as a condition of its bank credit agreement that uses derivatives to minimize significant, unanticipated earnings and cash flow fluctuations caused by interest rate volatility. The Company's specific goals are (1) to manage interest rate sensitivity by modifying the repricing characteristics of certain of its debt and (2) to lower (where possible) the cost of borrowed funds. The Company does not enter into derivative financial instruments for speculative or trading purposes.

      By using derivative financial instruments to hedge exposure to changes in interest rates, the Company exposes itself to credit risk and market risk. The Company has minimized its credit risk by entering into a transaction with a high-quality counterparty and monitoring the financial condition of that counterparty. Market risk is managed through the setting and monitoring of parameters that limit the types and degree of market risks that are acceptable.

19. FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair values of cash and short-term investments, accounts receivable and payable, and other short-term assets and liabilities approximate carrying values due to their short-term nature. The Company's interest rate swap agreement is marked to fair value, therefore its carrying value is equal to its fair value.

      The fair value for the Company's senior subordinated notes was estimated based on quoted market prices. The fair value of the Company's senior credit facility term debt approximates carrying values due to the variable interest rate nature of the debt and its senior position in the capital structure. The fair value of the Company's senior discount debentures is estimated based on market interest rates currently available to the Company.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


19.   FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

      The following table summarizes the Company's carrying values and fair values of the debt components of its financial instruments at December 31, 2002:

                                                  Carrying      Fair
                                                   Value       Value
                                                   -----       -----
Senior credit facility term debt - tranche A      $148,500    $148,500
Senior credit facility term debt - tranche B       148,500     148,500
Senior credit facility term debt - tranche C       133,650     133,650
9 3/8% senior subordinated notes due 2009          150,000     107,250
13% senior discount debentures due 2011             14,932      21,316
Capital leases and other long-term obligations      12,181      12,181
                                                  --------    --------
                                                  $607,763    $571,397
                                                  ========    ========

      The following table summarizes the Company's carrying values and fair values of the debt components of its financial instruments at December 31, 2001:

                                                  Carrying     Fair
                                                   Value       Value
                                                   -----       -----
Senior credit facility term debt - tranche A      $150,000    $150,000
Senior credit facility term debt - tranche B       150,000     150,000
Senior credit facility term debt - tranche C       135,000     135,000
9 3/8% senior subordinated notes due 2009          150,000     148,500
13% senior discount debentures due 2011             14,647      21,212
Capital leases and other long-term obligations      11,603      11,603
                                                  --------    --------
                                                  $611,250    $616,315
                                                  ========    ========

20. SEVERANCE AND RESTRUCTURING CHARGES

      In June 2002, the Company adopted a restructuring plan and recorded $862 of associated charges, including $523 of severance costs and $339 of lease termination costs for office space. Employee force reductions expected as a result of this plan total approximately 30 persons, and the plan is expected to be completed by June 2003. As of December 31, 2002, 11 employees have been terminated and are eligible for severance and the Company has paid out $172 accrued under this plan.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

      ACS Group and ACS Holdings' subsidiaries are guarantors under ACS Holdings' 9 3/8 % senior subordinated notes. All ACS Group's and Holdings' subsidiaries (the " Combined Subsidiaries") are 100% owned. The guarantees are full and unconditional. In addition, all guarantees are joint and several. Accordingly, the interim condensed consolidating financial statements are presented below.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                                             COMBINED     ACS HOLDINGS   ACS GROUP                    ACS GROUP
                           ASSETS                          SUBSIDIARIES   PARENT ONLY   PARENT ONLY   ELIMINATIONS  CONSOLIDATED
                           ------                          ------------   -----------   -----------   ------------  ------------
Current assets:
  Cash and cash equivalents                                 $       (73)  $    18,638   $        --   $        --   $    18,565
  Restricted cash                                                    --         3,440            --            --         3,440
  Accounts receivable-trade, net                                 28,713        20,107            --            --        48,820
  Accounts receivable-affiliates                                 34,625       (30,864)       (3,761)           --            --
  Materials and supplies                                         11,176            27            --            --        11,203
  Prepayments and other current assets                            2,941         3,231            --            --         6,172
  Assets held for sale                                              261            --            --            --           261
                                                            -----------   -----------   -----------   -----------   -----------
    Total current assets                                         77,643        14,579        (3,761)           --        88,461

Investments                                                          --       550,964        37,504      (588,468)           --

Property, plant and equipment                                   987,132       103,233            --            --     1,090,365
Less:  accumulated depreciation                                 588,536        36,740            --            --       625,276
                                                            -----------   -----------   -----------   -----------   -----------
  Property, plant and equipment, net                            398,596        66,493            --            --       465,089

Goodwill                                                         38,821            --            --        38,404        77,225
Intangible assets                                                22,237         1,032            --            --        23,269
Debt issuance costs, net                                             --        21,130           399            --        21,529
Deferred charges and other assets                                32,278        (6,231)           --            --        26,047
                                                            -----------   -----------   -----------   -----------   -----------
Total assets                                                $   569,575   $   647,967   $    34,142   $  (550,064)  $   701,620
                                                            ===========   ===========   ===========   ===========   ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations                  $     1,312   $     4,621   $      (284)  $        --   $     5,649
  Accounts payable-affiliates                                        --         1,319            --            --         1,319
  Accounts payable, accrued and other current liabilities        18,834        30,646           316            --        49,796
  Advance billings and customer deposits                          9,804            --            --            --         9,804
                                                            -----------   -----------   -----------   -----------   -----------
    Total current liabilities                                    29,950        36,586            32            --        66,568

Long-term obligations, net of current portion                     6,899       579,999        15,216            --       602,114
Deferred income taxes                                             7,673        (7,673)           --            --            --
Other deferred credits and long-term liabilities                 12,493        20,437            --            --        32,930

Stockholders' equity:
  Common stock                                                       25                         334           (25)          334
  Treasury stock                                                     --            --       (12,082)           --       (12,082)
  Paid in capital in excess of par value                        355,574       287,242       277,810      (642,816)      277,810
  Retained earnings (accumulated deficit)                       156,961      (249,738)     (247,168)       92,777      (247,168)
  Accumulated other comprehensive loss                               --       (18,886)           --            --       (18,886)
                                                            -----------   -----------   -----------   -----------   -----------
    Total stockholders' equity                                  512,560        18,618        18,894      (550,064)            8
                                                            -----------   -----------   -----------   -----------   -----------
Total liabilities and stockholders' equity                  $   569,575   $   647,967   $    34,142   $  (550,064)  $   701,620
                                                            ===========   ===========   ===========   ===========   ===========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                             COMBINED    ACS HOLDINGS    ACS GROUP                     ACS GROUP
ASSETS                                                     SUBSIDIARIES  PARENT ONLY    PARENT ONLY    ELIMINATIONS   CONSOLIDATED
------                                                     ------------  -----------    -----------    ------------   ------------
Current assets:
  Cash and cash equivalents                                $     1,239   $    39,773    $        --    $        --    $    41,012
  Restricted cash                                                   --         6,932             --             --          6,932
  Accounts receivable-trade, net                                26,707        20,205             --             --         46,912
  Accounts receivable-affiliates                                26,351       (23,876)        (2,475)            --             --
  Materials and supplies                                         8,698            25             --             --          8,723
  Prepayments and other current assets                           4,115         1,917             --             --          6,032
                                                           -----------   -----------    -----------    -----------    -----------
    Total current assets                                        67,110        44,976         (2,475)            --        109,611

Investments                                                         --       683,372        222,507       (905,879)            --

Property, plant and equipment                                  938,367        98,462             --             --      1,036,829
Less:  accumulated depreciation                                530,728        27,121             --             --        557,849
                                                           -----------   -----------    -----------    -----------    -----------
  Property, plant and equipment, net                           407,639        71,341             --             --        478,980

Goodwill                                                        11,311            --             --        239,184        250,495
Intangible assets                                               25,228         1,557             --             --         26,785
Debt issuance costs, net                                            --        25,321            447             --         25,768
Deferred charges and other assets                                1,249         8,626             --             --          9,875
                                                           -----------   -----------    -----------    -----------    -----------
Total assets                                               $   512,537   $   835,193    $   220,479    $  (666,695)   $   901,514
                                                           ===========   ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations                 $       514   $     4,593    $      (284)   $        --    $     4,823
  Accounts payable-affiliates                                       --         1,303             --             --          1,303
  Accounts payable, accrued and other current liabilities       32,273        30,492            316             --         63,081
  Advance billings and customer deposits                         9,190            --             --             --          9,190
                                                           -----------   -----------    -----------    -----------    -----------
    Total current liabilities                                   41,977        36,388             32             --         78,397

Long-term obligations, net of current portion                    6,876       584,620         14,931             --        606,427
Deferred income taxes                                           10,076       (10,076)            --             --             --
Other deferred credits and long-term liabilities                 9,420        15,583             --             --         25,003

Stockholders' equity:
  Common stock                                                      25                          332            (25)           332
  Treasury stock                                                    --            --         (9,735)            --         (9,735)
  Paid in capital in excess of par value                       283,185       287,242        276,840       (570,427)       276,840
  Retained earnings (accumulated deficit)                      160,978       (64,735)       (61,921)       (96,243)       (61,921)
  Accumulated other comprehensive loss                              --       (13,829)            --             --        (13,829)
                                                           -----------   -----------    -----------    -----------    -----------
    Total stockholders' equity                                 444,188       208,678        205,516       (666,695)       191,687
                                                           -----------   -----------    -----------    -----------    -----------
Total liabilities and stockholders' equity                 $   512,537   $   835,193    $   220,479    $  (666,695)   $   901,514
                                                           ===========   ===========    ===========    ===========    ===========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002

                                                                   COMBINED   ACS HOLDINGS  ACS GROUP                  ACS GROUP
                                                                 SUBSIDIARIES PARENT ONLY  PARENT ONLY  ELIMINATIONS  CONSOLIDATED
                                                                 ------------ -----------  -----------  ------------  ------------
Operating revenue:
  Local telephone                                                $ 226,447    $      --    $      --    $      --     $ 226,447
  Wireless                                                          43,233           --           --          (53)       43,180
  Directory                                                         33,604           --           --           --        33,604
  Internet                                                          20,848           --           --           (1)       20,847
  Interexchange                                                     29,708           --           --      (10,284)       19,424
  Other                                                                716       24,807           --      (25,523)           --
                                                                 ---------    ---------    ---------    ---------     ---------
    Total operating revenue                                        354,556       24,807           --      (35,861)      343,502
Operating expense:
  Local telephone (exclusive of depreciation and amortization)     138,948        2,188           --      (23,859)      117,277
  Wireless (exclusive of depreciation and amortization)             33,940           --           --       (6,028)       27,912
  Directory (exclusive of depreciation and amortization)            14,189           --           --          (19)       14,170
  Internet (exclusive of depreciation and amortization)             35,547           --           --       (6,045)       29,502
  Interexchange (exclusive of depreciation and amortization)        28,666           --           --       (1,119)       27,547
  Other (exclusive of depreciation and amortization)                 1,158           --           --       (1,158)           --
  Depreciation and amortization                                     70,181       12,890           --         (131)       82,940
  Goodwill impairment loss                                              --       64,755           --           --        64,755
                                                                 ---------    ---------    ---------    ---------     ---------
    Total operating expense                                        322,629       79,833           --      (38,359)      364,103
Loss on disposal of assets                                             204           --           --        1,959         2,163
                                                                 ---------    ---------    ---------    ---------     ---------
Operating income (loss)                                             31,723      (55,026)          --          539       (22,764)
Other income (expense):
  Interest expense                                                     (79)     (49,067)      (2,591)          33       (51,704)
  Interest income and other                                            (37)      (3,978)    (182,656)     188,874         2,203
                                                                 ---------    ---------    ---------    ---------     ---------
    Total other expense                                               (116)     (53,045)    (185,247)     188,907       (49,501)
                                                                 ---------    ---------    ---------    ---------     ---------
Income (loss) before income taxes, discontinued
operations and cumulative effect of
change in accounting principle                                      31,607     (108,071)    (185,247)     189,446       (72,265)
Income tax expense (benefit)                                        22,718      (22,718)          --           --            --
                                                                 ---------    ---------    ---------    ---------     ---------
Income (loss) from continuing operations                             8,889      (85,353)    (185,247)     189,446       (72,265)
Loss from discontinued operations                                   (6,810)        (250)          --         (572)       (7,632)
                                                                 ---------    ---------    ---------    ---------     ---------
Income (loss) before cumulative effect
of change in accounting principle                                    2,079      (85,603)    (185,247)     188,874       (79,897)
Cumulative effect of change
in accounting principle                                             (8,297)     (97,053)          --           --      (105,350)
                                                                 ---------    ---------    ---------    ---------     ---------
Net income (loss)                                                $  (6,218)   $(182,656)   $(185,247)   $ 188,874     $(185,247)
                                                                 =========    =========    =========    =========     =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001

                                                                 COMBINED     ACS HOLDINGS   ACS GROUP                   ACS GROUP
                                                                SUBSIDIARIES  PARENT ONLY   PARENT ONLY   ELIMINATIONS  CONSOLIDATED
                                                                ------------  -----------   -----------   ------------  ------------
Operating revenue:
  Local telephone                                               $ 221,411     $      --     $      --     $      --     $ 221,411
  Wireless                                                         41,923            --            --           (29)       41,894
  Directory                                                        33,870            --            --            --        33,870
  Internet                                                         13,726            --            --            (2)       13,724
  Interexchange                                                    30,795            --            --        (9,479)       21,316
  Other                                                               960        17,072            --       (18,032)           --
                                                                ---------     ---------     ---------     ---------     ---------
    Total operating revenue                                       342,685        17,072            --       (27,542)      332,215

Operating expense:
  Local telephone (exclusive of depreciation and amortization)    133,181         2,475            --       (15,191)      120,465
  Wireless (exclusive of depreciation and amortization)            31,213            --            --        (5,564)       25,649
  Directory (exclusive of depreciation and amortization)           14,713            --            --           (29)       14,684
  Internet (exclusive of depreciation and amortization)            20,624            --            --        (4,947)       15,677
  Interexchange (exclusive of depreciation and amortization)       30,263            --            --          (754)       29,509
  Other (exclusive of depreciation and amortization)                1,949            --            --        (1,949)           --
  Depreciation and amortization                                    64,463        15,348            --          (703)       79,108
                                                                ---------     ---------     ---------     ---------     ---------
    Total operating expense                                       296,406        17,823            --       (29,137)      285,092
Loss on disposal of assets                                             --            --            --            --            --
                                                                ---------     ---------     ---------     ---------     ---------
Operating income (loss)                                            46,279          (751)           --         1,595        47,123
Other income (expense):
  Interest expense                                                 (2,277)      (55,414)       (2,592)          126       (60,157)
  Interest income and other                                           116        23,660        (8,646)      (11,811)        3,319
                                                                ---------     ---------     ---------     ---------     ---------
    Total other expense                                            (2,161)      (31,754)      (11,238)      (11,685)      (56,838)
                                                                ---------     ---------     ---------     ---------     ---------
Income (loss) before income taxes and
and discontinued operations                                        44,118       (32,505)      (11,238)      (10,090)       (9,715)
Income tax expense (benefit)                                       23,664       (23,859)           --            --          (195)
                                                                ---------     ---------     ---------     ---------     ---------
Income (loss) from continuing operations                           20,454        (8,646)      (11,238)      (10,090)       (9,520)
Loss from discontinued operations                                      --            --            --        (1,718)       (1,718)
                                                                ---------     ---------     ---------     ---------     ---------
Net income (loss)                                               $  20,454     $  (8,646)    $ (11,238)    $ (11,808)    $ (11,238)
                                                                =========     =========     =========     =========     =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                                  COMBINED    ACS HOLDINGS   ACS GROUP                    ACS GROUP
                                                                SUBSIDIARIES  PARENT ONLY   PARENT ONLY   ELIMINATIONS  CONSOLIDATED
                                                                ------------  -----------   -----------   ------------  ------------
Operating Revenue:
  Local telephone                                               $ 222,268     $      --     $      --     $      --     $ 222,268
  Wireless                                                         41,205            --            --           (50)       41,155
  Directory                                                        29,156            --            --            --        29,156
  Internet                                                          9,172            --            --            (2)        9,170
  Interexchange                                                    19,773            --            --        (7,995)       11,778
  Other                                                             1,131        16,609            --       (17,740)           --
                                                                ---------     ---------     ---------     ---------     ---------
    Total operating revenue                                       322,705        16,609            --       (25,787)      313,527
Operating expense:
  Local telephone (exclusive of depreciation and amortization)    145,682         2,469            --       (16,609)      131,542
  Wireless (exclusive of depreciation and amortization)            29,762            --            --        (3,456)       26,306
  Directory (exclusive of depreciation and amortization)           13,334            --            --            --        13,334
  Internet (exclusive of depreciation and amortization)            16,348            --            --        (4,563)       11,785
  Interexchange (exclusive of depreciation and amortization)       19,753            --            --            (4)       19,749
  Other (exclusive of depreciation and amortization)                1,482            --            --        (1,482)           --
  Unusual charges                                                   5,288            --            --            --         5,288
  Depreciation and amortization                                    57,429        14,836            --          (510)       71,755
                                                                ---------     ---------     ---------     ---------     ---------
    Total operating expense                                       289,078        17,305            --       (26,624)      279,759
                                                                ---------     ---------     ---------     ---------     ---------
Loss on disposal of assets                                             --            --            --            --            --
                                                                ---------     ---------     ---------     ---------     ---------
Operating income (loss)                                            33,627          (696)           --           837        33,768
Other income (expense):
  Interest expense                                                 (1,629)      (60,480)       (2,601)          151       (64,559)
                                                                ---------     ---------     ---------     ---------     ---------
  Interest income and other                                           349        18,496       (22,604)       10,065         6,306
                                                                ---------     ---------     ---------     ---------     ---------
    Total other expense                                            (1,280)      (41,984)      (25,205)       10,216       (58,253)
Income (loss) before income taxes
and discontinued operations                                        32,347       (42,680)      (25,205)       11,053       (24,485)
Income tax expense (benefit)                                       16,830       (17,027)           --            --          (197)
                                                                ---------     ---------     ---------     ---------     ---------
Income (loss) from continuing operations                           15,517       (25,653)      (25,205)       11,053       (24,288)
Loss from discontinued operations                                      --            --            --          (917)         (917)
                                                                ---------     ---------     ---------     ---------     ---------
Net income (loss)                                               $  15,517     $ (25,653)    $ (25,205)    $  10,136     $ (25,205)
                                                                =========     =========     =========     =========     =========

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002

                                                           COMBINED      ACS HOLDINGS   ACS GROUP                         ACS GROUP
                                                          SUBSIDIARIES   PARENT ONLY    PARENT ONLY   ELIMINATIONS      CONSOLIDATED
                                                          ------------   -----------    -----------   ------------      ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES          $    59,261    $     6,538    $      (972)   $        --      $    64,827
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction and capital expenditures                         (57,538)        (9,439)            --             --          (66,977)
Acquisition of PCS license                                       (300)            --             --             --             (300)
Issuance of note receivable                                        --        (15,000)            --             --          (15,000)
Other investing activities                                         --          3,706             --             --            3,706
                                                          -----------    -----------    -----------    ---------        -----------
Net cash used by investing activities                         (57,838)       (20,733)            --             --          (78,571)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt                                     (2,735)        (4,593)            --             --           (7,328)
Dividends                                                          --         (2,347)         2,347             --               --
Purchase of treasury stock                                         --             --         (2,347)            --           (2,347)
Issuance of common stock                                           --             --            972             --              972
                                                          -----------    -----------    -----------    ---------        -----------
Net cash provided (used) by financing activities               (2,735)        (6,940)           972             --           (8,703)
Decrease in cash and cash equivalents                          (1,312)       (21,135)            --             --          (22,447)
Cash and cash equivalents, beginning of the period              1,239         39,773             --             --           41,012
                                                          -----------    -----------    -----------    ---------        -----------
Cash and cash equivalents, end of the period              $       (73)   $    18,638    $        --    $        --      $    18,565
                                                          ===========    ===========    =========      =========        ===========
SUPPLEMENTAL CASH FLOW DATA:
Interest paid                                             $        86    $    45,774    $     2,227    $        --      $    48,087
Income taxes paid                                         $        --    $        --    $        --    $        --      $        --

SUPPLEMENTAL NONCASH TRANSACTIONS:
Property acquired under capital leases and mortgages      $     4,187    $        --    $        --    $        --      $     4,187
Minimum pension liability adjustment                      $        --    $     2,342    $        --    $        --      $     2,342
Interest rate swap marked to market                       $        --    $     2,715    $        --    $        --      $     2,715

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)


                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001

                                                        COMBINED     ACS HOLDINGS   ACS GROUP                     ACS GROUP
                                                      SUBSIDIARIES   PARENT ONLY    PARENT ONLY    ELIMINATIONS  CONSOLIDATED
                                                      ------------   -----------    -----------    ------------  ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES        $ 88,111       $(11,474)      $ (1,374)      $     --      $ 75,263
Cash Flows from Investing Activities:
Construction and capital expenditures                    (87,548)           (34)            --             --       (87,582)
Other investing activities                                    --         (6,901)            --             --        (6,901)
                                                        --------       --------       --------       --------      --------
Net cash used by investing activities                    (87,548)        (6,935)            --             --       (94,483)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt                                (1,337)        (1,701)            --             --        (3,038)
Dividends                                                     --             --             --             --            --
Purchase of treasury stock                                    --             --             --             --            --
Issuance of common stock                                      --             --          1,374             --         1,374
                                                        --------       --------       --------       --------      --------
Net cash provided (used) by financing activities          (1,337)        (1,701)         1,374             --        (1,664)
Decrease in cash and cash equivalents                       (774)       (20,110)            --             --       (20,884)
Cash and cash equivalents, beginning of the period         2,013         59,883             --             --        61,896
                                                        --------       --------       --------       --------      --------
Cash and cash equivalents, end of the period            $  1,239       $ 39,773       $     --       $     --      $ 41,012
                                                        ========       ========       ========       ========      ========

SUPPLEMENTAL CASH FLOW DATA:
Interest paid                                           $  2,285       $ 47,171       $  2,260       $     --      $ 51,716
Income taxes paid                                       $     --       $     --       $     --       $     --      $     --

SUPPLEMENTAL NONCASH TRANSACTIONS:
Minimum pension liability adjustment                    $     --       $  2,392       $     --       $     --      $  2,392
Interest rate swap marked to market                     $     --       $ 11,437       $     --       $     --      $ 11,437

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


21.   CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000

                                                          COMBINED      ACS HOLDINGS     ACS GROUP                      ACS GROUP
                                                        SUBSIDIARIES    PARENT ONLY     PARENT ONLY     ELIMINATIONS   CONSOLIDATED
                                                        ------------    -----------     -----------     ------------   ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES          $  69,421       $  74,412       $ (95,340)      $      --      $  48,493
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction and capital expenditures                       (68,609)           (492)             --              --        (69,101)
Other investing activities                                       --          (5,598)             --              --         (5,598)
                                                          ---------       ---------       ---------       ---------      ---------
Net cash used by investing activities                       (68,609)         (6,090)             --              --        (74,699)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt                                   (3,058)         (3,451)             --              --         (6,509)
Dividends                                                        --          (9,735)          9,735              --             --
Purchase of treasury stock                                       --              --          (9,735)             --         (9,735)
Issuance of common stock                                         --              --           2,352              --          2,352
                                                          ---------       ---------       ---------       ---------      ---------
Net cash provided (used) by financing activities             (3,058)        (13,186)          2,352              --        (13,892)
Increase (decrease) in cash and cash equivalents             (2,246)         55,136         (92,988)             --        (40,098)
Cash and cash equivalents, beginning of the period            4,259           4,747          92,988              --        101,994
                                                          ---------       ---------       ---------       ---------      ---------
Cash and cash equivalents, end of the period              $   2,013       $  59,883       $      --       $      --      $  61,896
                                                          =========       =========       =========       =========      =========
SUPPLEMENTAL CASH FLOW DATA:
Interest paid                                             $   1,635       $  55,783       $   2,254       $      --      $  59,672
Income taxes paid                                         $      --       $      --       $      --       $      --      $      --

SUPPLEMENTAL NONCASH TRANSACTIONS:
Property acquired under capital leases and mortgages      $   3,152       $      --       $      --       $      --      $   3,152
Note payable in connection with acquisition               $      --       $   2,250       $      --       $      --      $   2,250

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


22. COMMITMENTS AND CONTINGENCIES

      The Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

      A class action lawsuit was filed against the Company on March 14, 2001. The litigation alleges various contract and tort claims concerning the Company's decision to terminate its Infinite Minutes long distance plan. Although the Company believes this suit is without merit and intends to vigorously defend its position, it is impossible to determine at this time the actual number of plaintiffs or the claims that will actually continue to be in dispute.

      In December 2001, the Company entered into a material contract with the State of Alaska to provide it with comprehensive telecommunications services for a period of five years. This contract obligates the Company to, among other things, provide on the state's behalf customer premise equipment and other capital assets which the Company believes will range between $25,000 and $30,000 over the term of the agreement, of which approximately $12,400 has been expended through December 31, 2002. The Company intends to fund this commitment with cash on hand and cash flows from operations.

      On July 15, 2002 the Company fulfilled a commitment to Neptune Communications, L.L.C. ("Neptune") to provide a loan in the form of an unsecured note receivable totaling $15,000 in return for certain consideration. The note, which is included in deferred charges and other assets on the Company's Consolidated Balance Sheets, bears interest at the applicable federal rate, which was 5.61% at the date of issuance, and matures on July 15, 2022. Interest is payable semiannually, but Neptune may elect to add the interest to the principal in lieu of cash payments. The commitment was funded with cash on hand. In connection with this note, Neptune has granted the Company an option to purchase certain network assets of Neptune, no later than January 2, 2006 at a price equal to the then outstanding loan balance. The Company has also entered into a strategic agreement with Neptune for the life of the fiber optic cable system owned by Neptune. The significant provisions of this agreement are: i) purchase commitments by the Company for capacity in 2005 and 2007, the final price and quantity of which are subject to future events, ii) Neptune's restoration of the Company's traffic carried on another cable system, iii) and specific interconnection arrangements between the Company and Neptune, should the Company exercise its option to purchase certain network assets from Neptune. The Company is currently renegotiating the terms and conditions of this agreement and it is not possible to determine the ultimate outcome of these negotiations at this time.

      The Company has been authorized by its Board of Directors to evaluate the possible disposition of its directory business, ACSIS. This transaction, if completed, would result in a de-leveraging of the Company's balance sheet and generate cash for other corporate objectives. The Company expects to file on or about March 6, 2003, a preliminary prospectus with Canadian securities regulators relating to a proposed public offering in Canada of ACSIS through a Canadian income fund. Any prospective sale of ACSIS is subject to the approval of the Company's Board of Directors, which is dependent upon terms and pricing. Any such sale is also contingent upon a number of conditions including approval by securities regulators, the approval of an amendment of certain terms and conditions of the Company's senior credit facility and market conditions. There can be no assurance that the Company will consummate any transaction to sell ACSIS.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


23. CONSOLIDATED QUARTERLY OPERATING INFORMATION (UNAUDITED)

                                                                           Quarterly Financial Data
                                                                           ------------------------
                                                             First          Second           Third          Fourth
                                                            Quarter         Quarter         Quarter         Quarter
                                                            -------         -------         -------         -------
2002
Operating revenues                                         $  82,010       $  92,905       $  84,330       $  84,257
Operating income (loss)                                       12,542          15,173           5,909         (56,388)
Income (loss) from continuing operations                        (344)          4,101          (6,909)        (69,113)
Loss on discontinued operations                               (6,872)           (515)           (136)           (109)
Income (loss) before cumulative effect of change in
  accounting principle                                        (7,216)          3,586          (7,045)        (69,222)
Cumulative effect of change in accounting principle         (105,350)             --              --              --
Net income (loss)                                           (112,566)          3,586          (7,045)        (69,222)
Income (loss) per share - basic and diluted:
  Income (loss) from continuing operations                     (0.01)           0.13           (0.22)          (2.25)
  Loss on discontinued operations                              (0.22)          (0.02)             --              --
  Income (loss) before cumulative effect of change in
  accounting principle                                         (0.23)           0.11           (0.22)          (2.25)
  Cumulative effect of change in accounting principle          (3.32)             --              --              --
  Net income (loss)                                            (3.55)           0.11           (0.22)          (2.25)

2001
Operating revenues                                         $  81,301       $  81,850       $  82,981       $  86,083
Operating income                                              10,310          12,096          12,708          12,009
Loss from continuing operations                               (4,559)         (2,313)           (873)         (1,775)
Loss on discontinued operations                                 (310)           (491)           (526)           (391)
Net loss                                                      (4,869)         (2,804)         (1,399)         (2,166)
Loss per share - basic and diluted:
  Loss from continuing operations                              (0.14)          (0.07)          (0.03)          (0.06)
  Loss on discontinued operations                              (0.01)          (0.02)          (0.02)          (0.01)
  Net loss                                                     (0.15)          (0.09)          (0.04)          (0.07)

2000
Operating revenues                                         $  78,235       $  80,788       $  75,008       $  79,496
Operating income                                              11,453          12,084           3,524           6,707
Loss from continuing operations                               (2,999)         (2,445)        (10,653)         (8,191)
Loss on discontinued operations                                 (139)           (251)           (223)           (304)
Net loss                                                      (3,138)         (2,696)        (10,876)         (8,495)
Loss per share - basic and diluted:
  Loss from continuing operations                              (0.09)          (0.07)          (0.32)          (0.25)
  Loss on discontinued operations                                 --           (0.01)          (0.01)          (0.01)
  Net loss                                                     (0.10)          (0.08)          (0.33)          (0.26)

      On March 30, 2002, the Company approved a plan to sell its wireless cable television service segment. As a result of this decision, the operating revenue and expense of this segment has been classified as discontinued operations for all periods presented. Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets and a transitional impairment loss of $105,350 was recognized as the cumulative effect of a change in accounting principle in the consolidated statement of operations. The Company performed its annual goodwill impairment test during the fourth quarter of 2002 and recorded a goodwill impairment loss of $64,755 in operating expenses of the consolidated statement of operations. less collection of amounts previously written off.